AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2001
                                                     REGISTRATION NO.: 333-46160
      ====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            AMERICAN AMMUNITION, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

   California                         3990                     91-2021594
(STATE OR OTHER                    (PRIMARY               (I.R.S. EMPLOYER
JURISDICTION OF                     STANDARD                IDENTIFICATION  NO.)
INCORPORATION OR                   INDUSTRIAL
ORGANIZATION)                     CLASSIFICATION
                                   CODE NUMBER)

                               3545 NW 71st Street
                              Miami, Florida 33147
                                 (305) 835-7400
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                         Mr. Andres Fernandez, President
                               3545 NW 71st Street
                              Miami, Florida 33147
                                 (305) 835-7400
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:
                              MERCEDES TRAVIS, ESQ.
                              MINTMIRE & ASSOCIATES
                          265 SUNRISE AVENUE, SUITE 204
                            PALM BEACH, FLORIDA 33480
                                 (561) 832-5696

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement
                      -------------------------------------

                         CALCULATION OF REGISTRATION FEE

     Title of Each                             Proposed           Proposed
       Class of                                 Maximum            Maximum
   Securities to be       Dollar Amount     Offering Price        Aggregate        Amount of
      Registered        to be registered       per Unit        Offering Price   Registration Fee
      10% Senior           $7,000,000             (2)            $7,000,000        $1,848.00
      Convertible
      Promissory
       Notes (1)
     Common Stock,      9,090,909 shares          (2)                (2)              (2)
    $001 par value
          (3)

(1) The 10% Senior Convertible Promissory Notes (the "Notes") and the shares into which they are convertible are registered for resale by the selling shareholders under an agreement with the Placement Agents as more particularly described in the Prospectus. The Notes mature on the earlier of (i) December 31, 2004 or (ii) three (3) years from the effective date of this Registration Statement. The Notes bear interest at the rate of 10% per annum, payable quarterly in arrears, either in cash or at the option of American Ammunition, Inc. (The "Company"), by issuance of shares of common stock of the Company, $.001 par value per share (the "Common Stock"). The Notes are convertible at any time prior to maturity at the option of the holder into shares of Common Stock at a rate of one share for each seventy-seven cents ($0.77) of principal amount of the Note converted (the "Conversion Price"). Accordingly, if all $7,000,000 of Notes are converted at the Conversion Price, an aggregate of 9,090,909 shares of Common Stock would be issued with regard to the principal and such shares as are required to pay interest, if payment is made by shares. Interest, if paid by the issuance of shares, will be calculated by dividing the interest payment due by the greater of (x) 80% of an average price of the Company's Common Stock depending upon where such stock is quoted or listed for the 20 consecutive days prior to the date the interest payment is due or (y) $0.77. The Notes have customary share and price anti-dilution provisions. In the event the Company's Common Stock is quoted or trades at an amount equal to or in excess of $3.00 per share for 30 consecutive days, the Company may elect to redeem all or a portion of the Notes by payment of the principal and accrued interest.

(2) Since the securities and the securities into which they are convertible are registered at the same time, the registration fee is calculated under Rule 457 (i) on the basis of the proposed offering price of the convertible securities alone since there is no additional consideration to be received in connection with the conversion privilege.

(3) Common Stock issuable upon conversion of the Notes, if all of the Notes are converted, at a conversion price equal to one (1) share of Common Stock for each $0.77 principal amount of the Notes converted. This Registration Statement also includes such additional shares of

     Commons Stock as may be issued in payment of interest on the Notes, if the Company elects to pay interest through the issuance of shares, in lieu of cash.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in the preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  ===========================================================================
                            AMERICAN AMMUNITION, INC.

                              CROSS REFERENCE SHEET

ITEM NUMBER AND CAPTION                                       PROSPECTUS HEADING
------------------------------------------                    ---------------------------------
 1.    Front of Registration Statement and                    Forepart of Registration Statement and
        Outside Front Cover of Prospectus........             Prospectus Cover Page

 2.    Inside Front and Outside Back Cover Pages              Inside Front and Outside Back Cover Pages
        of Prospectus............................             of Prospectus

 3.    Summary Information and Risk Factors.....              Prospectus Summary and Risk Factors

 4.    Use of Proceeds..........................              Use of Proceeds

 5.    Determination of Offering Price..........              Not Applicable

 6.    Dilution.................................              Not Applicable

 7.    Selling Security Holders.................              Selling Shareholders

 8.    Plan of Distribution.....................              Plan of Distribution

 9.    Legal Proceedings........................              Legal Proceedings

10.   Directors, Executive Officers, Promoters
       and Control Persons......................              Management

11.   Security Ownership of Certain Beneficial
       Owners and Management....................              Principal Shareholders

12.   Description of Securities
       to be Registered.........................              Description of Securities

13.   Interest of Named Experts and Counsel....               Legal Matters and Experts

14.   Disclosure of Commission Position on                    Certain Provisions of California Law and
       Indemnification for Securities Act                     The Company's Articles of Incorporation
       Liabilities..............................              and Bylaws

15.   Organization Within Last Five Years......               Certain Relationships and Related Transactions

16.   Description of Business..................               The Company

17.   Management's Discussion and Analysis or                 Management's Discussion and Analysis or
       Plan of Operation........................              Plan of Operation

18.   Description of Property..................               The Company's Property

19.   Certain Relationships and Related                       Certain Relationships and Related
       Transactions.............................              Transactions

20.   Market for Common Equity and Related                    Market for Common Equity and Related
       Stockholder Matters......................              Shareholder Matters

21.   Executive Compensation...................               Management

22.   Financial Statements.....................               Financial Statements

23.   Changes In and Disagreements With                       Changes In and Disagreements With
       Accountants on Accounting and Financial                Accountants on Accounting and Financial
       Disclosure...............................              Disclosure

                            AMERICAN AMMUNITION, INC.

                     10% Senior Convertible Promissory Notes
            and the 9,090,909 shares Common Stock issuable Conversion

     The 10% Senior Convertible Promissory Notes (the "Notes") and the 9,090,909 shares Common Stock, $.001 par value, issuable on conversion of the Notes (the "Conversion Stock") of American Ammunition, Inc. ("American Ammo" or the "Company") covered by this prospectus are all being offered for the account of the Selling Shareholders listed on page 32. American Ammo will not receive any of the proceeds from any sales of these securities.

     The Notes mature on the earlier of (i) December 31, 2004 or (ii) three (3) years from the effective date of this Registration Statement. The Notes bear interest at the rate of 10% per annum, payable quarterly in arrears, either in cash or at the option of American Ammunition, Inc. (The "Company"), by issuance of shares of common stock of the Company, $.001 par value per share (the "Common Stock"). The Notes are convertible at any time prior to maturity at the option of the holder into shares of Common Stock at a rate of one share for each seventy-seven cents ($0.77) of principal amount of the Note converted (the "Conversion Price"). Accordingly, if all $7,000,000 of Notes are converted at the Conversion Price, an aggregate of 9,090,909 shares of Common Stock would be issued with regard to the principal and such shares as are required to pay interest, if payment is made by shares. Interest, if paid by the issuance of shares, will be calculated by dividing the interest payment due by the greater of (x) 80% of an average price of the Company's Common Stock depending upon where such stock is quoted or listed for the 20 consecutive days prior to the date the interest payment is due or (y) $0.77. The Notes have customary share and price anti-dilution provisions. In the event the Company's Common Stock is quoted or trades at an amount equal to or in excess of $3.00 per share for 30 consecutive days, the Company may elect to redeem all or a portion of the Notes by payment of the principal and accrued interest.

     Each of the Selling Shareholders may offer and sell from time to time their Notes or Conversion Stock of American Ammo directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the Selling Shareholders from the sale of the Notes or Conversion Stock will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

     American Ammo's Common Stock is quoted on the OTC BB under the symbol "AAMI". On November 28, 2001, the closing price for American Ammo's Common Stock as quoted on the OTC BB was $1.64 per share.

     See "Risk Factors" on page 11 to read about factors you should consider before buying the Company's Notes or the Conversion Stock.

     The Company's principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147; and its telephone number is (305) 835-7400, and its facsimile number is (305) 694- 0037.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     =====================================================================
                   PRICE TO      UNDERWRITING DISCOUNTS    PROCEEDS TO
                   PUBLIC(1)     AND COMMISSIONS            COMPANY(2)
----------------------------------------------------------------------
Per Share..........  NA              $0.00                    $0.00
----------------------------------------------------------------------
Total Minimum......  NA              $0.00                    $0.00
----------------------------------------------------------------------
Total Maximum......  NA              $0.00                    $0.00
      ====================================================================
(1)  Each of the Selling Shareholders may offer and sell from time to time their
     Notes  or   Conversion   Stock  of  American   Ammo   directly  or  through
     broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the Selling Shareholders from the sale of the Notes or Conversion Stock will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

(2) American Ammo will not receive any of the proceeds from any sales of these securities.

     The Company is a reporting company under the Securities Exchange Act of 1934, as amended.



                THE DATE OF THIS PROSPECTUS IS NOVEMBER 30, 2001.

                               PROSPECTUS SUMMARY

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this Prospectus.

     The following information is selective and qualified in its entirety by the detailed information (including financial information and notes thereto) appearing elsewhere in this Prospectus. This summary of certain provisions of the Prospectus is intended only for convenient reference and does not purport to be complete. The entire Prospectus should be read and carefully considered by prospective investors before making a decision to purchase the Company's Notes or the Conversion Stock.

THE COMPANY

     American Ammunition, Inc., f/k/a FBI Fresh Burgers International, a California corporation, was incorporated on February 1, 2000, of which F&F
Equipment, Inc. d/b/a American Ammunition, a Florida corporation formed on October 4, 1983 is a wholly owned subsidiary ("AA").

     The Company is authorized to issue two classes of capital stock, which are Common Stock and Preferred Stock. The total authorized Common Stock of the Company is 300,000,000 shares, $.001 par value, of which 29,971,200 were issued and outstanding as of September 30, 2001. The total authorized Preferred Stock of the Company is 20,000,000 shares, $.001 par value, of which 1,630,720 were issued and outstanding as of September 30, 2001.

     The Company's principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147; and its telephone number is (305) 835-7400.

     The Company had little or no operations until September 2001 when it acquired AA and since such acquisition is engaged principally in the import and export of ammunition for retail and wholesale sales. American Ammo is an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers; however, the Company is poised to enter and impact the growing ammunition market with its technologically advanced manufacturing equipment and techniques. American Ammo is an approved Department of Defense contractor.

     American Ammo began as an assembler and re-loader of ammunition in several calibers. As the Company grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Its founders then invested heavily in research and development, equipment, and technology and focused on increasing its market share. As a result, American Ammo continued manufacturing its initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9mm,
 .45auto, .380auto, .32auto, .40S&W, 38Spl, and 30carbine.

Management has identified these products as having the largest share of the market for the next several years. In September, 2001, the Company was assigned a serial number from the U.S. Patent and Trademark Office of its provisional patent application for a bullet that will not pierce an aircraft fuselage but will penetrate human tissued. See "The Company".

SELLING SHAREHOLDERS

     All of American Ammo's Notes and Conversion Stock covered by this Prospectus are being offered for the account of Argo Financial Ltd. and other holders of Notes to be sold by the Placement Agent (the "Selling Shareholders") under a Placement Agent Agreement dated November 6, 2001. See "Selling Shareholders".

RISK FACTORS

     An investment in the Company's Notes and Conversion Stock offered hereby involves a high degree of risk. The Company had little or no operations until September 2001 when it acquired AA. There can be no assurance that the Company will have substantial product sales or revenues or that it will be able to sell its products at a profit. Other risk factors include substantial competition, foreign currency and foreign exchange regulation, government regulation and the Company's reliance on independent distributors and wholesalers for product sales. See "Risk Factors."

USE OF PROCEEDS

         All of American Ammo's Notes and Conversion Stock covered by this Prospectus are being offered for the account of the Selling Shareholders listed herein. The Company will not receive any proceeds from this offering. See "Use of Proceeds".

SELECTED FINANCIAL DATA

     The statement of operations and balance sheet information set forth below as of December 31, 2000 are derived from, and are qualified by reference to, the financial statements of the Company which have been audited by Roger G. Castro, independent Certified Public Accountants and its wholly owned subsidiary, F & F Equipment Inc. d/b/a American Ammunition. ("AA") which have been audited by S.W. Hatfield, CPA, independent Certified Public Accountants. The financial statements as of December 31, 2000 and the report thereon, are included elsewhere in this Prospectus. The information below should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this Prospectus. The Company's historical operating results are not necessarily indicative of the results of any future period; especially in light of the fact that prior to the acquisition of AA in September 2001, it had little or no operations.

                                                                     Year Ended
                                                                    December 31,
                                                                      2000 (1)
STATEMENT OF OPERATIONS
Revenues                                                            $ 1,715,885
Net Income (loss)                                                    (1,190,424)
Net Income (loss) per share                                         $     (1.19)
Number of Shares used in calculation of net loss per share (2)        1,000,000

                                                                    December 31,
                                                                      2000 (1)
BALANCE SHEET DATA
Total Assets                                                        $ 5,292,603
Total Liabilities                                                   $ 9,352,318
Total Shareholder's Equity (deficit)                                $(4,059,715)

(1) The December 31, 2000 financial information is for the Company's wholly owned operating subsidiary, F& F Equipment, Inc. d/b/a American Ammunition ("AA"), as filed in the Form 8K on October 4, 2001 following the Share Exchange Agreement. This representation of AA's financial information for December 31, 2000 is as a result of the treatment of the Share Exchange as a reverse merger for accounting purposes. See "Management's Discussion and Analysis or Plan of Operations" and "Financials".

(2) See Note C(6) of Notes to Financial Statements of the Company concerning net loss per share information, which Financial Statements are included elsewhere in this Prospectus.

                                   THE COMPANY

     American Ammunition, Inc., f/k/a FBI Fresh Burgers International, a California corporation, was incorporated on February 1, 2000, of which F&F
Equipment, Inc. d/b/a American Ammunition, a Florida corporation formed on October 4, 1983 is a wholly owned subsidiary ("AA"). The Company changed its name to American Ammunition, Inc. on September 26, 2001, and currently is quoted on the OTC-BB under the symbol "AAMI".

     On September 29, 2001, the Company entered into a Share Exchange Agreement with AA whereby 100% of the shares of AA were acquired by the Company in exchange for shares of the Company's Common Stock. A new Board of Directors consisting of AA directors took control of the Company. AA is the sole operating subsidiary of the Company after the effective date of the Share Exchange Agreement.

     The Company's principal executive offices are located at 3545 NW 71st Street, Miami, Florida 33147; and its telephone number is (305) 835-7400.

     The Company had little or no operations until September 2001 when it acquired AA and since such acquisition is engaged principally in the import and export of ammunition for retail and wholesale sales. American Ammo is an established small arms munitions manufacturer with an existing distribution network. The ammunition market is dominated by three major manufacturers; however, the Company is poised to enter and impact the growing ammunition market with its technologically advanced manufacturing equipment and techniques. American Ammo is an approved Department of Defense contractor.

     American Ammo began as an assembler and re-loader of ammunition in several calibers. As the Company grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Its founders then invested heavily in research and development, equipment, and technology and focused on increasing its market share. As a result, American Ammo continued manufacturing its initial calibers along with special order ammunition for the Department of Defense. Further streamlining of the operations resulted in the manufacture of the current ammunition product line: 9mm,
 .45auto, .380auto, .32auto, .40S&W, 38Spl, and 30carbine. Management has identified these products as having the largest share of the market for the next several years.

The Company's Equipment and Production Line Capabilities

     On October 26, 2000, American Ammo's equipment and production lines have been appraised at $17,000,000.00 as the Fair Market Value, In-Place, In-Use for the seven bullet manufacturing lines, machine shop and support equipment by Arnold Stewart, ASA, 5761 NW 3th Avenue, Miami, Florida 33142. Such production includes the metallurgical process of case making. American Ammo owns all the equipment necessary to take the raw material, from cup, lead, primer and powder, to the finished product - a finished, loaded round. The process of manufacturing diverse calibers of ammunition is extremely complex and requires tolerances of +/-.0005" to be maintained throughout the process.

     The Company's technology and the equipment enable it to produce a large variety of handgun and rifle ammunition. American Ammo has a state of the art machine shop and maintains its own testing and quality assurance equipment and program. Ammunition is a performance - based product. Therefore, after the manufacturing process is complete, the ammunition must comply with specific protocols such as velocity, accuracy, and pressure. The Company purchases raw materials in bulk and takes advantage of prepayment discounts to produce significant savings in the manufacturing process.

     American Ammo is evaluating the addition of several products to its existing production lines, including the addition of high speed projectile forming machines to supplement the existing casting machines. This addition would effectively double or triple projectile production capacity, while improving projectile quality and performance. The Company also is making provisions to increase other aspects of production capacity which would complement long term goals of both production volume and product diversity.

     American Ammo was assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for its provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue. The product has been specifically designed for use inside the cabin of a commercial aircraft; however, it has additional applications for use in nuclear power plants, at hazardous materials storage facilities, and for home defense.

     The Company departed completely from standard ballistics for the design of this projectile to meet what American Ammo perceives as a growing and unfilled need. Two of the basic design criteria in ballistics are penetration and expansion of the projectile. In this design, these two factors have been controlled to meet the specific requirements of weapons discharged inside an aircraft cabin, while insuring fuselage integrity. This design is a new concept in close quarter ammunition: a bullet capable of incapacitating an assailant without damaging surrounding structure.

     Design and material selection allows for the inverted expansion and aft internal collapse of the projectile mass. Upon impact with the aircraft fuselage, the bullet (projectile) internally collapses; therefore not allowing for the transfer of kinetic energy forward or penetration above that required for soft tissue penetration. Testing has been successful in Jetliner and Commuter fuselages as well as successful testing into ordinance gelatin and bovine raw meat. This performance criterion is accomplished without sacrificing the standard velocity and accuracy of the caliber being used. A video of those tests can be viewed on the Company's website at www.a-merc.com in the New Product Section. The intension of this new product is to contribute to the safety of airline pilots, Air Marshals and the traveling public.

The Industry and Competition

     For years the large manufacturers have supplied the component parts of the manufacturing process to smaller companies to assemble and distribute. A company making its own components, can produce and market a quality lower cost product. This concept, coupled with technology and progressive and environmentally sound manufacturing practices (i.e. cans and recycled plastic packaging), has resulted in a quality, affordable product reaching the marketplace.

     In 1999, sales for small arms and handgun ammunition exceeded $10 billion. Only five (5) companies in the United States shared 90% of the market. They include Olin Corporation's Winchester Ammunition Division, Remington Arms and Federal Cartridge Company, Blount and American Ammo.

     American Ammo is committed to increasing its production capacity by 50% to 100% over the next 3 years thereby significantly increasing its presence in the market.

     Domestic consumption of commercial ammunition exhibited strong growth rates between 1991 and 1996, much in the same manner as the products in which they are used. In 1998, the United States Federal Government purchased $1,687,658,000; U.S. Exports of small arms ammunition were $1,618,000,000 and U.S. commercial consumption totaled $758,000,000.

Business Strategy

     American Ammo is an autonomous manufacturer of ammunition, with the technology and equipment to take advantage of the growing market. It has developed what it believes is an excellent reputation within the industry. The ammunition industry experienced a 28% average increase in revenues annually between 1991 through 1998. This trend is expected to continue through the year 2005.

     The barrier to entry into the ammunition market is extremely high; however, American Ammo is an established small arms munitions manufacturer, with an existing distribution network. The Company manufactures its ammunition by creating most of the components itself. Its manufacturing equipment and techniques are technologically advanced and the Company is poised to enter and impact what it perceives as a growing market.

     The ammunition market has grown each year and it appears that supply is not keeping up with demand, thus allowing for companies like American Ammo to make a significant impact in sales through distributors in commercial markets and in addition sales to government agencies, the military and exports. American Ammo has been seeking additional capital to allow it to enlarge its operations to take advantage of its technological capacities, equipment and the existing marketplace.

Marketing and Sales Distribution

     American Ammo currently has agreements with sixteen (16) national distributors throughout the United States to diversify its sales base and plans to continue to aggressively pursue new customers through promotions, advertising and trade shows. It intends to solicit original equipment manufacturer subcontract work from the three (3) major manufacturers; seek additional means of commercial distribution; seek further Department of Defense and Law Enforcement contracts; solicit further Export sales; and increase its dealings with Mass Merchandisers/Chain stores.

     American Ammo has been certified by the United States Small Business Administration as a "qualified HUBZone small business concern." Under this program , small businesses can qualify for special set-aside contracts, get up to a 10% edge in competitive contract bidding or even be the sole-source bidder in some cases. The program's name signifies the effort to promote businesses in "historically under-utilized business zones," generally blighted areas and its purpose is to create jobs for those who live in such areas as well.

     The Company also is aggressively marketing its unique manufacturing flexibility to numerous DOD and commercial munitions manufacturers as subcontractors allowing prime contractors to reap the benefits of its "HUBZone certification", thereby allowing such prime contractors to comply with FAR requirements for the use of "small and under-utilized minority business" in fulfilling government contracts.

     The Small Business Reauthorization Act of 1997 increased the overall government agencies' procurement goals for small business to 23% and calls for HUBZone contracts to increase from 1.5% of these procurements to 3% by 2003.

Pricing and Value

     American Ammo strives to price its products competitively at a price lower than any of the big three manufacturers (Remington, Federal, and Winchester). The Company capitalizes on the fact that the big three have very large corporate infrastructures and have to pay much higher labor costs to their plant personnel. This pricing strategy permits the distributor to purchase the Company's product, add a significant profit and sell such product at a retail price that is lower than that at which the distributor can purchase the competitors' product. The Company believes that this strategy can have a significant impact on the market and increase the Company's market share.

Advertising & Promotion

     American Ammo intends to gear its advertising towards magazine and print media, focused on the gun and ammo, handgun and shooting markets. It is believed that such advertising will result in greater name recognition among individual consumers. Currently, the Company's sales are generated with very little advertising and it is believed that such advertising could significantly improve sales and increase market share.

Trademarks

     American Ammo's headstamp "A-MERC " was registered as a trademark on May 10,1994.

     American Ammo was assigned a serial number (60/325,046) from the U.S. Patent and Trademark Office for its provisional patent application filed on September 26, 2001 for a bullet that will not pierce an aircraft fuselage but will penetrate human soft tissue.

Facility/Plant in The United States

     The Company currently manufactures its products at its Miami-based facility. This facility has all of the infrastructure required for the manufacture of ammunition and it meets or exceeds all environmental requirements. American Ammo intends to continue full operations through the next 12-24 months in this facility. After 12 months, The Company may consider moving portions of its manufacturing operations to its facility in the Dominican Republic.

Future Growth and Expansion

     The following information is included solely to provide a forward-looking view of what the future may hold for American Ammo. While the Company will continue its manufacturing operations at its Miami location for the foreseeable future, it does intend to take advantage of an opportunity that Management believes will be beneficial to the Company's growth.

     In November 2000, the Company's subsidiary, AA, received a Presidential Decree for a period of fifty (50) years for the use, possession and dominion over an installation located in the city of San Cristobal, Dominican Republic, known as La Antigua Armeria Nacional (the "Armeria"). This facility has approximately 150,000 sq. ft. on an area of approximately ten (10) acres and it includes over 15 existing buildings. The Decree also declares this facility a Free-Zone.

     All of the Company's key personnel are bilingual. The Armeria would provide the Company will an ability to increase output 200% to 400% over the existing United States production capacity. Lower operational costs in the Dominican Republic would allow for an increase in profit margins, and allow for product development into other aspects of the market.

     Of particular benefit are the lower wage costs available in the Dominican Republic. The minimum wage in a Free-Zone such as the Armeria has been designated is $120.00 per month, or $0.75/hour. This low labor cost would give American Ammo a substantial advantage over its competitors, who normally pay high wages. There also exists a surplus of skilled labor in the Dominican Republic. Further, the proximity to the United States and South and Central America would allow the Company aggressively to seek to expand its market and that, coupled with the Free- Zone status, which provides a very favorable tax position, could increase profitability exponentially.

Government Regulation

     In accordance with the provisions of Title 1, Gun Control Act of 1968, and the regulations issued thereunder [27 CFR Part 178], American Ammo is required to be licensed to engage in the importing of firearms other than destructive devices and as the manufacturer of ammunition for firearms. Such licensing is subject to limitations in Chapter 44, Title 18, United States Code and the regulations issued thereunder.

     In accordance with these requirements, the Company carries two licenses issued by the Department of Treasury, Bureau of Alcohol, Tobacco and Firearms:

     License No. 1-59-025-06-3D 69152 for "06 - Manufacturer of Ammunition for Firearms", which license expires on April 1, 2003; and

     License No. 1-59-025-08-3D-69454 for "08-Importer of Firearm other than Destructive Devices", which license expires on April 1, 2003.

     In the event such licenses were not renewed for any reason, the Company would be precluded from continuing its operations.

     The Company is not aware of any other license requirements or government regulation at a state or federal level specific to their business and believes that it in full compliance with its existing licenses.

     The Company is not aware of any pending legislation at either the state or federal level that would change the requirements under which it is licensed and is not aware of any reason why the existing licenses cannot be renewed at their expiration dates. There can be no assurance that legislation will not be proposed and enacted at some time in the future that would preclude the

Company from continuing its operations. Should such legislation be enacted, and should the Company be precluded from continuing its operations, it would have a materially adverse effect upon the Company's business and future.

Employees and Consultants

     As of September 30, 2001, the Company employed thirty (30) persons. None of these employees is represented by a labor union for purposes of collective bargaining. The Company considers its relations with its employees to be excellent. The Company plans to employ additional personnel as needed upon product rollout to accommodate fulfilment needs.

     The Company considers the following to be key employees.

     This representation of AA's financial information for December 31, 2000 is as a result of the treatment of the Share Exchange as a reverse merger for accounting purposes.

     J. A. Fernandez, Sr., age 65, currently serves as the Chairman of the Board and Director of Sales. He has been employed by American Ammo since its inception in 1983. Mr. Fernandez is the patriarch of what began as a family business and is responsible for the sales activities of the Company. Mr. Fernandez has over 40 years experience in diverse industries including aerospace, advanced polymer manufacturing, munitions, mining and processing of gemstones and metal ores and has utilized such experience for the growth and development of American Ammo. He is fluent in Spanish.

     Andres Fernandez, age 35, currently serves as President and Chief Executive Officer. He has been employed by American Ammo for over a decade. Mr. Fernandez is responsible for day to day operations and has been a driving force behind the Company and its success in becoming a vertically integrated manufacturer. He studied physics and calculus at St. Thomas University, FL and at the University of Miami, FL. He is a licensed pilot, having graduated from the American Institute of Aeronautics, FL, and received his certificate as a private pilot (fixed wing) as well as private helicopter (rotary)in 1989. In 1989, Mr. Fernandez graduated from the Institute of Public Service (Pan Am), GA as a tactical rappel instructor. In 1990, he graduated from Omni Explosives, TN with a specialty in tactical explosives. Mr. Fernandez was certified by the Florida Department of Law Enforcement Academy in special operations/entry techniques in 1990. He has served as a tactical advisor to U.S. Treasury Department, Bureau of Alcohol, Tobacco, and Firearms, U.S. Customs Service, and the Florida Department of Law Enforcement. He has received numerous commendations and letters of appreciation. He also served on the Board of Veterans Affairs (Hialeah , FL) from 1990 to 1991. He is fluent in Spanish.

     Emilio Jara, age 35, currently serves as Vice President of Operations, Secretary and a Director. He has been employed with the Company since 1988. He has been an integral part of the Company's technological growth. His abilities have contributed to American Ammo's research and development and subsequent increase in the number of production lines. Mr. Jara is extremely well versed in metallurgical and ballistic issues. He studied business administration at Miami-Dade

Community College (1984/1985). In 1989, he graduated from the Institute of Public Service (Pan Am), GA as a Tactical Rappel Instructor. In 1990, Mr. Jara graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He is fluent in Spanish.

     Amelia Fernandez ,age 65, currently serves as Vice President and Director. She graduated from Conservatorio Falcon (1950), and the National Conservatory of Music in Havana, Cuba in 1952. Mrs. Fernandez holds the degrees of Professor of Piano and Professor of Solmization Theory. She is an accomplished classical pianist, opera singer and artist. As a diamond importer and wholesaler, she completed and graduated from numerous Gemological Institute of America courses, including the diamond and colored stone courses. She achieved success as a jewelry designer for a select group of buyers, both corporate and individual. She has managed, owned and operated several business enterprises in the competitive world of wholesale and retail diamonds and precious stones. She has been employed by the Company since 1986 as its Office Manager and Human Resources Coordinator, including the research and development of training manuals and procedures for the selection of personnel. She is fluent in Spanish.

     Joe Fernandez, Jr., age 37, currently serves as Production Manager. He has been employed by American Ammo since 1988. Mr. Fernandez has been an integral part of the design and implementation of all of the production lines. His involvement in high speed product flow has allowed the Company to grow to seven production lines. He has created American Ammo's in-house machine shop, which has given the Company the autonomy to manufacture all of its tooling requirements. He studied mechanical engineering at Miami-Dade Community College (1983/1984). In 1985 he graduated from Stewart International School of Jewelers of Jupiter, Fl, with specialties in Wax Molding and Casting, Diamond Setting, and Jewelry Repair. In 1988 he graduated from American Institute of Aeronautics in Opa Locka, FL where he received his Private Pilots Certificate (fixed wing and rotary helicopter). In 1989 he graduated from the Institute of Public Service (PanAm), GA as a Tactical Rappel Instructor. In 1990 Mr. Fernandez graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He studied Tool and Die Making at Miami- Dade Adult Education Center in 1990-1991. He is fluent in Spanish.

                             THE COMPANY'S PROPERTY

     American Ammo leases 24,000 square feet of warehouse space, owned by the family of one of its officers and directors, Andres Fernandez, at a rate of $3,931 per month plus applicable sales taxes. This equates to a rate per square for of $2.71 per year. Management believes comparable rentals in the area average about $4.50 per square foot. The Company is operating under a five-year lease agreement expiring on October 31, 2003 that contains a clause that the lease may be renewed for an additional ten 10) year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair market value for similar space in a similar location at the time of renewal. This facility is used as the Company's production facility and headquarters.

     The Company has manufacturing equipment valued at $6,468,864 as of September 20, 2001 as recorded at historical cost and such equipment is being depreciated based upon a useful life of 10 years. On October 26, 2000, American Ammo's equipment and production lines were appraised at $17,000,000.00 as the Fair Market Value, In-Place, In-Use for the seven bullet manufacturing lines, machine shop and support equipment by Arnold Stewart, ASA, 5761 NW 3th Avenue, Miami, Florida 33142.

                                  RISK FACTORS

     An investment in the Notes and Conversion Stock offered hereby involves a high degree of risk and is not an appropriate investment for persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing any of the Company's Common Stock. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein.

     History of Losses. Although the Company's subsidiary, AA, has been in business since October 4, 1983, the Company has an accumulated deficit of $(9,060,715) as of December 31, 2000. As of December 31, 2000, the Company had total assets of $5,292,603, a net loss of $1,190,424 on revenues of $1,715,885 and a stockholders' deficiency of $9,060,715. Due to the Company's operating history, there can be no assurance that profitability or significant revenue will occur in the future. Moreover, the Company expects to continue to incur operating losses through at least April of 2002, and there can be no assurance that losses will not continue thereafter. The ability of the Company to establish itself as a going concern is dependent upon the receipt of additional funds from operations or other sources to continue those activities. The Company is subject to all of the risks inherent in the operation of a development stage business and there can be no assurance that the Company will be able to successfully address these risks.

     The Company Has Minimal Working Capital and Net Worth. Based upon the operations of the Company's subsidiary, AA, as of December 31, 2000, the Company's total assets in the amount of $5,292,603, consisted, principally, of the sum of $858 in cash, $60,415 in accounts receivable, $333,410 in inventory, $4,792,652 in property and equipment and $105,268 in other assets. As a result of its minimal current assets and a net loss from operations, in the amount of $(1,190,424), as of December 31, 2000, the Company had a negative net worth of $(4,059,715) due to an accumulated deficit of $(9,060,715). Further, there can be no assurance that the Company's financial condition will improve. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its expansion plan, the Company is not expected to proceed with its expansion without an infusion of capital. Under the agreement with the Placement Agent, the Company is required to issue Notes convertible into shares on conversion which will dilute the interest of existing shareholders. In the event the Company obtains additional debt or equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any.

     Need for Additional Capital. Without an infusion of capital or profits from operations, the Company is not expected to proceed with its expansion as planned. Under the agreement with the Placement Agent, the Company has the ability to secure a total of $7 million in financing, subject to certain terms and conditions. The Company is not expected to overcome its history of losses unless this placement is successful. The Company does not anticipate the receipt of increased operating revenues until management successfully implements its expansion plan, which is not assured. Further, American Ammo may incur significant unanticipated expenditures which depletes its capital at a more rapid rate resulting from, among other things, the stage of its business, its limited personnel and other resources and its lack of a widespread client base and market recognition. Because of these and other factors, management is presently unable to predict what additional costs might be incurred by the Company beyond those currently contemplated to achieve market penetration on a commercial scale in its expanded line of business. Other than the agreement with the Placement Agent and a private placement of convertible preferred, the Company has no identified alternative sources of funds, and there can be no assurance that resources will be available to the Company when needed.

     Uncertainty of Demand. Although the Company believes that a demand exists for its portfolio of small arms ammunition products, the Company has not yet marketed its small arms ammunition products to any significant extent. As such, the demand for the Company's products is not yet known. Although management of the Company has conducted what it believes is market research into the small arms ammunition industry, absolutely no assurance can be given that sufficient demand for the Company's products exists such that the Company will be successful in its business endeavor. See "Management Discussion and Analysis or Plan of Operation."

     Substantial Competition; Better Financed Competitors. The Company encounters and is likely to continue encountering substantial competition from a number of competitors, some of which possess greater resources than the Company. The principal competitive factors affecting the market for the Company's small arms ammunition products include product quality, packaging, brand recognition, price and distribution capabilities. There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company competes with a variety of domestic and international suppliers of small arms ammunition products, many of whom have substantially greater financial, distribution and marketing resources and have achieved a higher level of brand recognition than the Company. The Company anticipates increased competition in the specific niche areas of the small arms ammunition industry that it intends to serve from major importers, distributors and suppliers of small arms ammunition such as Olin Corporation (Winchester), Remington Arms (Remington) and Federal Cartridge Company and Blount, each of whom has introduced and is marketing small arms ammunition designed to serve specific niche areas of the small arms ammunition industry. These large importers, distributors and suppliers dominate the overall importation and/or distribution of small arms ammunition in the United States and the Company expects that certain of these companies, with their superior financial resources and established distribution networks, will seek further participation in niche areas of the small arms ammunition industry through the increased acquisition of small arms ammunition products to distribute, or the formation of distribution alliances with the producers of small arms ammunition products which serve specific niche areas of the small arms ammunition industry.

     Increased competition could result in price reductions, reduced profit margins and loss of market share, all of which would have a material adverse affect on the Company's business, financial condition and results of operations. See "The Company - The Industry and Competition."

     Potential Fluctuations in Quarterly Results; Seasonality. The Company's quarterly operating results may vary significantly depending on factors such as the timing of new product announcements by the Company or its competitors, the timing of significant advertising and promotion campaigns by the Company, changes in the sales mix between the Company's different lines of small arms ammunition products, the impact of an increasing average federal excise tax rate as sales volume increases, increased competition, seasonality of sales of the Company's products, general economic factors, trends in consumer preferences, regulatory developments, including changes in domestic import duties and excise and other tax rates, changes in average selling prices or market acceptance of the Company's products and variations in shipping and transportation costs.

     Based upon all of the foregoing, the Company believes that quarterly sales and operating results may vary significantly in the future and that period-to-period comparisons of its results of operations may not be meaningful and should not be relied upon as indications of future performance. Further, it is possible that in some future quarter the Company's revenue or operating results will be below the expectations of public market analysts and investors. In such event, the price of the Company's securities could be materially adversely affected. See "Financials."

     Product Concentration; Dependence on New Product Introductions. The Company currently offers a relatively limited number of small arms ammunition products and believes that the sale of products will account for substantially all of the Company's sales for the foreseeable future. Therefore, the Company's future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of these products. There can be no assurance that the Company's products will achieve market acceptance. Initial sales for a new small arms ammunition product may be caused by the interest of distributors and retailers to have the latest product on hand for potential future sale to consumers. As a result, initial stocking orders for, or sales of, a newly introduced product may not be indicative of market acceptance and long term consumer demand. A decline in the demand for any of the Company's products as a result of competition, changes in consumer preferences, government regulation or other factors would have a material adverse affect on the Company's business, operating results and financial condition. In addition, there can be no assurance that the Company will be successful in importing, developing, managing, introducing and marketing additional new small arms ammunition products that will sustain sales growth in the future. See "The Company."

     Foreign Production. Currently, all of the Company's products to be managed, marketed and distributed by the Company are produced inside the United States. However, due to a Presidential

Decree granted in November 2000 for the use, possession and dominion over the installation located in the city of San Cristobal, known as La Antigua Armeria Nacional, the Company has considered moving at least a portion of its operations to the Dominican Republic. The foreign production of goods is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls and changes in governmental policies. While the Company has not to date experienced any material adverse affects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. See "The Company - Future Growth and Expansion."

     Foreign Currency and Foreign Exchange Regulation. If operations were moved to the Dominican Republic, the Company would be required to use foreign currencies. As a result, fluctuations in exchange rates of the United States dollar against foreign currencies could adversely affect the Company's results of operations. The Company may attempt to limit its exposure to the risk of currency fluctuations by purchasing forward exchange contracts which could expose the Company to substantial risk of loss. In such a transaction, the Company would purchase a predetermined amount of foreign currency to ensure that the Company in the future will own a known amount of such currency. The Company believes that the use of such transactions will successfully allow the Company to better determine costs involved in its operations, and thus better manage currency fluctuations. There can be no assurance that the Company will in the future successfully manage its exposure to currency fluctuations or that such fluctuations will not have a material adverse affect on the Company. See "The Company - Future Growth and Expansion."

     Dependence on Independent Distributors and Wholesalers; Customer Concentration. The Company expects to sell most of its small arms ammunition products to unrelated distributors and wholesalers for resale to consumers. Accordingly, the Company is dependent upon these distributors and wholesalers to sell the Company's products and to assist the Company in promoting market acceptance of, and creating demand for, the Company's products. There can be no assurance that the Company's distributors will devote the resources necessary to provide effective sales and promotion support to the Company. The Company believes that its future growth and success will depend in large part upon a few significant distributors and wholesalers. If one (1) or more of these significant distributors were to discontinue selling, or decrease the level of orders for the Company's products, the Company's business would be adversely affected in the areas serviced by such distributors and wholesalers until the Company retained replacements. There can be no assurance however that the Company would be able to replace a significant distributor in a timely manner or at all in the event it were to discontinue selling the Company's products. In addition, there is always a risk that the Company's distributors will give higher priority to the products of other small arms ammunition companies, including products directly competitive with the Company's products, thus reducing their efforts to sell the Company's products. The Company's distributors may not contractually commit to make future purchases and therefore could discontinue carrying the Company's products in favor of a competitor's product or other small arms ammunition products at any time or for any reason.

     If any of the Company's significant distributors were to experience financial difficulties, or otherwise become unable or unwilling to promote or sell the Company's products, the Company's results of operations would be adversely affected. In addition, in some states, the Company's relationship with its distributors may be affected by laws that restrict enforceability of some contract terms, especially those related to the Company's right to terminate the services of its distributors. Accordingly, the Company's ability to change distributors in certain states may be adversely impacted by such laws. See "The Company - Marketing and Sales Distribution."

     Development of New Products; Need to Manage Product Introductions. The small arms ammunition industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. The Company's goal is to expand its portfolio of products through the development of new ammunition lines serving niche segments of the industry, develop and manage such new products, and introduce such new products on a timely and regular basis to maintain distributor and retail interest and appeal to varying consumer preferences. The Company believes that its future growth will depend, in part, on its ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new small arms ammunition products that adequately address such changes. There can be no assurance that the Company will be successful in acquiring, developing, introducing and marketing new products on a timely and regular basis. If the Company is unable to acquire and introduce new products or if the Company's new products are not successful, the Company's sales may be adversely affected as customers seek competitive products. In addition, the introduction or announcement of new small arms ammunition products by the Company could result in reduction of sales of the Company's existing products, requiring the Company to manage carefully product introductions in order to minimize disruption in sales of existing products. There can be no assurance that the introduction of new product offerings by the Company will not cause distributors, retailers and consumers to reduce purchases or consumption of existing Company products. Such reduction of purchases or consumption could have a material adverse affect on the Company's business, operating results and financial condition. See "The Company."

     Ability to Manage Growth. The Company is a development stage company which has not completely realized its business plan. The Company believes that as its business plan is more fully realized, the Company may experience a period of rapid growth that will result in new and increased responsibilities for management personnel and will place a significant strain upon the Company's management, operating and financial systems and resources. To accommodate any rapid growth and to compete effectively and manage future growth, if any, the Company will be required to implement and improve its operational, financial and management information systems, procedures and controls on a timely basis and to expand, train, motivate and manage its work force. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's existing and future operations. Any failure to implement and improve the Company's operational, financial and management systems or to expand, train, motivate or manage employees could have a material adverse affect on the Company's business, operating results and financial condition. See "The Company - Employees and Consultants" and "Management."

     Dependence on Consumer Acceptance; Strength of Economy. Although the Company believes it has the ability and experience to recognize potentially valuable products and to gauge trends in its business, the Company's revenues, nevertheless, will be substantially dependent on the success of its products, which depends, among other things, on rapidly changing consumer acceptance, which is difficult to predict and over which the Company will have little control. The Company's profitability and sales will depend on the strength of the economy, which can dictate consumers' spending habits on such items as small arms ammunition products. No prediction can be made about the stability of the economy. Any prolonged downturn in the economy, whether real or perceived, could adversely affect the Company. See "The Company."

     Capital Requirements. The Company anticipates that, if it fails to achieve significant revenues or profitable operations from its initial marketing efforts, or if the initiation of sales of its small arms ammunition products is delayed beyond planned time periods, it may require additional funding to develop and market its initial products, to expand its management team and for further marketing and product development. There can be no assurance that additional capital from any source will be available when needed by the Company, or that such capital will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to curtail significantly its business activities or cease operations entirely.

     Government Regulation. Federal, state and local authorities extensively regulate the production and distribution of small arms ammunition. ATF and various state authorities regulate matters such as licensing, trade and pricing practices, labeling, advertising and relations with wholesalers and distributors. It is uncertain what future regulations may be promulgated by these governmental agencies and the effect these regulations will have on the Company's business. It is unknown what the impact of future regulations will be, but it is possible that current or future governmental regulations of the type referenced above could materially adversely affect the Company's business. See "The Company - Government Regulation."

     Social Concerns. There has been substantial attention paid in recent years to the adverse social effects of gun ownership. Although some studies have indicated that a gun owner is more likely to have the gun used against him or to cause an accident than to be used to protect the gun owner, other reports have sharply disputed these findings. Anti-gun groups have advocated more stringent labeling requirements and other governmental regulations generally unfavorable to the gun and small arms ammunition industry. More restrictive regulations, negative publicity regarding gun ownership could adversely affect the sale and consumption of small arms ammunition products and could have a material adverse affect on the Company's financial results. See "The Company."

     Control by Existing Management and Stockholders. Even if the maximum offering has been sold under the current offering, control of the Company will remain in the hands of its current directors, officers and stockholders. Accordingly, these persons will be able to elect a majority of the Board of Directors and to control the management of the Company. See "Management," "Principal Shareholders" and "Description of Securities."

     Lack of Experience of Management. Potential purchasers of the Company's Common Stock should be aware that some management of the Company does not have any experience operating a company which has as its primary business, the production of small arms ammunition products.

     Accordingly, management is required to retain knowledgeable and experienced employees and consultants in the operations of the Company's business. There can be no assurance that the Company will be able to retain its current employees and/or consultants, or that it will be able to recruit knowledgeable and experienced employees and consultants in the future should it be necessary to do so. See "Management."

     Conflicts of Interests. The validity of the securities being offered by the Company hereby will be passed upon for the Company by Mintmire & Associates. Donald F. Mintmire, the sole owner of Mintmire & Associates, is the beneficial owner of 1,050,000 shares of the Company's Common Stock, which as of September 30, 2001 represented 3.5% of the issued and outstanding shares. Mr. Mintmire received the shares of Common Stock in consideration for legal services rendered to the Company, which legal services included the rendering of general corporate advice, and preparing various corporate documents and plans and preparation of various Company agreements, including but not limited to the Company's preparation of its reports under the Securities Exchange Act of 1934, as amended. Because of Mr. Mintmire's status as a stockholder in the Company, he may have an inherent conflict of interest in rendering any opinions regarding the validity of any transactions undertaken by the Company, including an opinion regarding the validity of the securities being offered by the Company hereby. See "Certain Relationships and Related Transactions" and "Legal Matters."

     No Dividends on Common Stock Anticipated. The Company has not paid any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. Therefore, any potential purchaser of the Company's Notes and Conversion Stock whose decision to invest in the Notes and Conversion Stock is based upon an expectation of dividend payments (once converted) should refrain from purchasing the Securities. See "Dividend Policy."

     Dependence Upon Key Personnel. The Company's success is heavily dependent upon the continued active participation of its current executive officers, key employees and consultants. The Company does not have any employment agreements with any of its current executive officers and key employees. Loss of the services of one of these executives, employees or consultants could have a material adverse effect upon the development of the Company's business. The Company does not currently have "key-man" life insurance on any of its executive personnel and does not intend to do so in the foreseeable future. There can be no assurance that the Company will be able to recruit or retain other qualified personnel should it be necessary to do so. See "The Company - Employees and Consultants" and "Management."

     Shares Available for Resale. Sales of substantial numbers of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock prevailing from time to time. As of September 30, 2001, assuming conversion of all of the Notes, the Company would have had 39,062,109 shares of Common Stock outstanding. Of such shares, 29,971,200 shares were outstanding on September 30, 2001 and 3,121,200 of the outstanding shares are freely transferable without restriction or further registration under the Securities Act, unless they are held by "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act as currently in effect.

The Company is unable to estimate when or the number of foregoing shares that may be sold by existing stockholders because such sales will depend upon the market price for the Common Stock, the personal circumstances of the seller and other factors. The future sales of Common Stock or the availability of such shares of Common Stock for sale may have an adverse affect on the market price of the Common Stock prevailing from time to time. If such future sales did adversely affect the market price of the Common Stock, the Company's ability to raise additional funds through an equity offering at such time could be adversely affected. See "Principal Shareholders, " "Selling Shareholders" and "Shares Eligible for Future Sale."

Dependence on Trademarks and Proprietary Rights; No Assurance of Enforceability. The Company's success will depend in part on its ability to obtain and preserve its trademarks and to operate without infringing the proprietary rights of third parties. There can be no assurance that any applications related to the Company's trademarks will provide the Company with a competitive advantage or will afford protection against competitors with products similar to those offered by the Company, or that competitors of the Company will not circumvent, or challenge the validity of, the Company's trademarks. In addition, in the event that another party infringes the Company's trademarks, the enforcement of such rights is at the option of the Company and can be a lengthy and costly process, with no guarantee of success. Finally, although to date no claims have been brought against the Company alleging that its trademarks infringe intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that any such claims will not be successful. If such a claim were successful, the Company's business could be materially adversely affected. In addition to any potential monetary liability for damages, the Company could be required to obtain a license in order to continue to provide products under its trademarks or could be enjoined from utilizing its trademarks if such a license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may require significant Company resources, which may materially adversely affect the Company. See "The Company - Trademarks."

     Dilution. The Articles of Incorporation of the Company currently authorize the Board of Directors to issue up to300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The power of the Board of Directors to issue shares of Common Stock, Preferred Stock or options or warrants is subject to shareholder approval in only limited circumstances. Shareholders have no preemptive rights or cumulative voting rights. Following completion of the offering, any additional issuances of any of the Company's securities may have the effect of further diluting the equity interest of shareholders. See "Dilution,"and "Description of Securities."

     Directors' and Officers' Indemnification. Under applicable law, the Company's directors will not, except for certain circumstances, be liable for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director. Further, the Company's Articles of Incorporation and Bylaws require the Company to indemnify and hold harmless its directors and officers from and against and in respect of certain losses, damages, deficiencies, expenses or costs which may be incurred or suffered by such directors and officers as a result of their serving in such capacities with the Company. See "Certain Provisions of California Law and of the Company's Articles of Incorporation and Bylaws."

     Secondary Trading of the Company's Shares May Not Be Possible in Some States. Secondary trading in the Company's Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of the state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for secondary trading in the Common Stock, in any state. If the Company fails to register or qualify, or obtain or verify an exemption for the secondary trading of its Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value. The Company has been published in Standard & Poor's Records since November 8, 2001 and will appear in the next Manual. This listing should qualify the Company in those states that recognize such a listing as an exemption.

     Risks of Low-Priced Stocks; Possible Effect of "Penny Stock" Rules on Liquidity of the Common Stock. The Common Stock and Conversion Stock offered hereby may become subject to certain rules and regulations promulgated by the SEC pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Act") which impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Act, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent for the transaction prior to sale. Consequently, such act may affect the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of purchasers in this offering to sell any of the Common Stock and Conversion Stock acquired hereby in the secondary market.

     The Penny Stock Act generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the Nasdaq Stock Market that has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the act requires delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for the penny stocks. Disclosure also is required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities must be provided. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

     The foregoing penny stock restrictions will not apply to the Company's Common Stock if such securities are listed on an exchange or quoted on the Nasdaq Stock Market, it has a certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. There can be no assurance that the Company's Common Stock will qualify for exemption from the Penny Stock Act. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which gives the SEC the authority to prohibit any person who is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the SEC finds that such a restriction would be in the public interest. At such time as the Company's Common Stock is subject to the rules on penny stocks, the market liquidity for the Company's Common Stock could be severely adversely affected.

                                 USE OF PROCEEDS

     All of the shares of American Ammo's Notes and Conversion Stock covered by this Prospectus are being offered for the account of the Selling Shareholders listed herein. The Company will not receive any proceeds from this offering.

                                 DIVIDEND POLICY

     The Company has never paid or declared any cash dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors. See "Description of Securities."

                                 CAPITALIZATION

     The following tables set forth at December 31, 2000 and September 30, 2001 the actual capitalization of the Company. The table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                   DECEMBER 31, 2000
                                                                   -----------------
                                                                   AUDITED (1)(2)
                                                                   ---------------
Long-Term Debt                                                     $          0
Stockholders' equity:
   Common Stock, $.001 par value, 100,000,000 shares
      Authorized; 1,000,000 shares outstanding..............              1,000
   Additional paid-in capital................................         5,000,000
Accumulated deficit............................................      (9,060,715)
                                                                     -----------
     Total stockholders' equity.............................         (4,059,715)
                                                                     -----------
          Total capitalization..............................       $ (4,059,715)
                                                                     ===========

                                                                   SEPTEMBER 30, 2001
                                                                   ------------------
                                                                   UNAUDITED (1)(2)
                                                                   ---------------
Long-Term Debt                                                     $     950,000

Stockholders' equity (deficit):
   Preferred Stock, $001 par value, 20,000,000 shares
      authorized; 1,630,720 outstanding                                    1,631
   Common Stock, $.001 par value, 300,000,000 shares
     authorized; 29,971,200 outstanding................                   29,971
    Additional paid-in capital................................        13,104,748
Accumulated deficit in development stage....................          (9,479,240)
                                                                   --------------
     Total stockholders' equity.............................       $   3,657,110
                                                                   --------------
          Total capitalization..............................       $   4,607,110
                                                                   ==============
 ----------------

(1) The December 31, 2000 financial information is for the Company's wholly owned operating subsidiary, F& F Equipment, Inc. d/b/a American Ammunition ("AA"), as filed in the Form 8K on October 4, 2001 following the Share Exchange. This representation of AA's financial information for December 31, 2000 is as a result of the treatment of the Share Exchange as a reverse merger for accounting purposes.

(2) Derived from the Financial Statements of the Company included elsewhere in this Prospectus.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The discussion contained herein reflects the Results of Operations of the Company's wholly owned subsidiary, AA. This representation of AA's financial information for the years ended December 31, 2000 and 1999 and for the nine months ended September 30, 2000 and 1999 is as a result of the treatment of the Share Exchange as a reverse merger for accounting purposes.

Results of operations - Years ended December 31, 2000 and 1999

     Sales  decreased  from  $2,914,000  in  1999  to  $1,716,000  in  2000,  or
$1,198,000. The operating entity, AA, slowed down acceptance of orders from its customers in 2000, due to a lack of cash to purchase raw materials in 2000.

     Cost of sales decreased from $2,780,000 in 1999 to $2,002,400 in 2000, or $777,600, due to the reduction in sales. Depreciation did not decrease as it is a fixed expense, therefore cost of sales did not decrease relative to the reduction in sales.

     Operating expenses decreased from $594,700 in 1999 to $465,700 in 2000, or $129,000, due to the reduction in sales. As operating expenses salaries are relatively fixed, operating expenses did not decrease relative to the reduction in sales.

     Net loss increased from $891,700 in 1999 to $1,190,400 in 2000, or $298,700, due to the reduction in sales, and certain fixed expenses such as depreciation, interest expense and operating salaries.

Results of operations - Nine months ended September 30, 2001 and 2000

     Sales decreased from $1,442,800 in 2000 to $351,000 in 2001, or $1,091,800.
The operating entity, AA, slowed down acceptance of orders from its customers in 2001, due to a lack of cash to purchase raw materials in 2000 and 2001.

     Cost of sales decreased from $1,428,600 in 2000 to $730,000 in 2001, or $698,600, due to the reduction in sales. Depreciation did not decrease as it is a fixed expense, therefore cost of sales did not decrease relative to the reduction in sales.

     Operating expenses increased from $425,200 in 2000 to $563,900 in 2001, or $138,700, due to the reduction in sales and a $180,000 increase in G&A expenses preparing the company to complete a reverse merger. As operating expenses salaries are relatively fixed, operating expenses did not decrease relative to the reduction in sales.

     Net loss  decreased from $713,000 in 2000 to $418,500 in 2001, or $294,500, due to the settlement of our lawsuit against our former bank, whereby we recorded a onetime gain of $800,000 due to settling approximately $1,500,000 in loans and accrued interest for a $550,000 cash payment in June 2001.

Liquidity and capital resources

     Historically the operating entity, AA, has been entirely self-funded, that is relying on internally generated cash flow or funds loaned to AA by its owners. In 1999, AA entered into term loan and line of credit facilities with a local bank. In late 1999, the bank reduced the total amount they were willing to loan after AA had made certain commitments based on the higher loan amount.

As a result, the operating entity struggled through 2000. In January 2001, AA filed a lawsuit against the bank, which was settled in June 2001, whereby the bank accepted $550,000 in cash as payment in full for approximately $1,500,000 in loan balances and accrued interest.

     Since the end of September 2001, when the Company completed the share exchange, American Ammo has raised $1,063,000 in cash and $60,000 of existing debt has been converted through the Regulation D Rule 506 private offering of convertible preferred stock. American Ammo has been negotiating with several of its trade creditors to convert a portion of the balances that it owes into convertible preferred stock. In addition, the principal stockholder and President of the Company, agreed in September 2001, to convert all of the note payable and accrued interest owed him to convertible preferred stock, in a total amount of $7,553,600. The cash has allowed the Company to resume production and to solicit orders from its long standing customer base. At the Las Vegas trade show in November 2001, American Ammo received sufficient orders for the first quarter of 2002, which, if such level continued throughout the year of 2002, will allow the Company to again reach the sales amount achieved for the full year of 1999. American Ammo is attempting to raise $7,000,000 in 10% Senior Convertible Promissory Notes the resale of which are registered under this Prospectus. It is intended that this will place the Company in a position to allow for increased production and sales levels to well in excess of the 1999 levels. Management believes that with the Company's competitive advantages, such as low cost of labor, this will allow American Ammo to keep its products priced far enough below its competition and that will place it in a position to "sell all we can make."

Forward-looking Statements

     This Prospectus contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities
Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical assumptions or facts. Specifically, this report contains forward-looking statements regarding anticipated future sales and revenues and the methods and strategies of increasing those sales and revenues. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, management's ability to implement its marketing strategy, the availability of capital through sale of additional common stock or other means, including the availability of products for sale through credit insurance and distribution alliances, changes in general economic conditions, foreign exchange rate fluctuations, competitive product and pricing pressures, the impact of tax increases with respect to alcoholic beverage products, regulatory developments, as well as other risk and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

     The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, data contained in the Company's records and other available data from third parties, but there can be no assurance that Management's expectations, beliefs or projections will result, or be achieved, or be accomplished.

                                LEGAL PROCEEDINGS

     American Ammo is not a party to any pending litigation at this time nor is any of its property subject to any pending legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company, their ages and positions held as of the date of this Prospectus are set forth below:

NAME                               AGE               POSITION(S) HELD (1)
---------                          ------            --------------------------
J.A. Fernandez, Sr.                 65               Chairman of the Board and Director of Sales

Andres F. Fernandez                 35               President and Chief Executive Officer

Emilio D. Jara                      35               Vice-President of Operations, Secretary and Director

Amelia Fernandez                    65               Vice President and Director

Stephen H. Durland                  47               Chief Financial Officer and Director

Maria A. Fernandez                  42               Director

Len Hale                            57               Director

Robert Escobio                      46               Director

(1) All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and/or directors of the Company.

     J. A. Fernandez, Sr., age 65, currently serves as the Chairman of the Board and Director or Sales. He has been employed by American Ammo since its inception in 1983. Mr. Fernandez is the patriarch of what began as a family business and is responsible for the sales activities of the Company. Mr. Fernandez has over 40 years experience in diverse industries including aerospace, advanced polymer manufacturing, munitions, mining and processing of gemstones and metal ores and has utilized such experience for the growth and development of American Ammo. He is fluent in Spanish.

     Andres Fernandez, age 35, currently serves as President and Chief Executive Officer. Mr. Fernandez has served in each of these capacities since September 2001. He has been employed by American Ammo for over a decade. Mr. Fernandez is responsible for day to day operations and has been a driving force behind the Company and its success in becoming a vertically integrated manufacturer. He studied physics and calculus at St. Thomas University, FL and at the University of Miami, FL. He is a licensed pilot, having graduated from the American Institute of Aeronautics, FL, and received his certificate as a private pilot (fixed wing) as well as private helicopter (rotary)in 1989. In 1989, Mr. Fernandez graduated from the Institute of Public Service (Pan Am), GA as a tactical rappel instructor. In 1990, he graduated from Omni Explosives, TN with a specialty in tactical explosives. Mr. Fernandez was certified by the Florida Department of Law Enforcement Academy in special operations/entry techniques in 1990. He has served as a tactical advisor to U.S. Treasury Department, Bureau of Alcohol, Tobacco, and Firearms, U.S. Customs Service, and the Florida Department of Law Enforcement. He has received numerous commendations and letters of appreciation. He also served on the Board of Veterans Affairs (Hialeah , FL) from 1990 to 1991. He is fluent in Spanish.

     Emilio Jara, age 35, currently serves as Vice President of Operations, Secretary and a Director. Mr. Jara has served in each of these capacities since September 2001. He has been employed with the Company since 1988. He has been an integral part of the Company's technological growth. His abilities have contributed to American Ammo's research and development and subsequent increase in the number of production lines. Mr. Jara is extremely well versed in metallurgical and ballistic issues. He studied business administration at Miami-Dade Community College (1984/1985). In 1989, he graduated from the Institute of Public Service (Pan Am), GA as a Tactical Rappel Instructor. In 1990, Mr. Jara graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He is fluent in Spanish.

     Amelia Fernandez, age 65, currently serves as Vice President and Director. Mrs. Fernandez has served in each of these capacities since September 2001. he graduated from Conservatorio Falcon (1950), and the National Conservatory of Music in Havana, Cuba in 1952. Mrs. Fernandez holds the degrees of Professor of Piano and Professor of Solmization Theory. She is an accomplished classical pianist, opera singer and artist. As a diamond importer and wholesaler, she completed and graduated from numerous Gemological Institute of America courses, including the diamond and colored stone courses. She achieved success as a jewelry designer for a select group of buyers, both corporate and individual. She has managed, owned and operated several business enterprises in the competitive world of wholesale and retail diamonds and precious stones. She has been employed by the Company since 1986 as its Office Manager and Human Resources Coordinator, including the research and development of training manuals and procedures for the selection of personnel. She is fluent in Spanish.

     Stephen H. Durland, age 47, currently serves as Chief Financial Officer and Director. Mr. Durland has served in each of these capacities since September 2001. He is a CPA in 14 states. Mr. Durland received his Bachelor of Administrative Science from Guilford College in Greensboro, NC in 1982. He is a member of FICPA and served as a member of the FICPA Accounting Principles and Auditing Standards Committee for the last seven years. Mr. Durland is the sole owner of Durland & Co. CPA. P.A., an independent CPA firm specializing in audit of microcap public companies. He founded the firm in April 1991. He is a member of the Board of Directors and Audit/Finance Committee of The Children's Place at Home Safe, Inc., a non-profit organization. Mr. Durland is the CFO and a member of the Board of Directors of JAB International, Inc., (NQB Pink Sheets), and American Hydroculture, Inc. currently a private company. He is also the CFO of Ong Corp., currently a private company. His professional experience over the last 21 years includes 13 years of audit experience, 7 years of corporate accounting and institutional investment management experience, and a total of 17 years in the securities field. For 3 years he and one other individual managed a $ 900 million institutional investment portfolio. Mr. Durland is a Certified Cash Manager (National). He has been a Florida licensed mortgage broker, a Registered Investment Advisor and held NASD securities sales licenses.

     Maria A. Fernandez, age 42, currently serves as Director. Mrs. Fernandez has served as a Director since September 2001. She is the managing partner at Fernandez Friedman Grossman & Kohn PLLC. since May 1998. Prior to that date, she was a partner at Taustine Post Sotsky Berman Fineman & Kohn. She concentrates her legal practice in the areas of estate planning, probate and administration. She also practices in the areas of Medicaid and disability planning, corporate and individual taxation and Corporate law, with an emphasis in closely held corporations. She is a graduate of the University of Miami, FL (Bachelor of Business Administration and Master of Professional Accounting) and the Brandeis School of Law at the University of Louisville, KY. Ms. Fernandez is licensed to practice in Kentucky and Florida. She has lectured in the areas of estate planning and probate, Medicaid planning and elder law. She is a member of the Louisville, Florida, Kentucky and American Bar Associations and is fluent in Spanish. Ms. Fernandez is the past President of the Women Lawyers Association of Jefferson County, Kentucky and current Board Member of the Louisville Bar Association. A Graduate of the Kentucky Women's Leadership Network, she is active in various civic organizations and is on the board of several non-profit corporations.

     Len Hale, age 57, currently serves as a Director. Mr. Hale has served as a Director since September 2001. He is the President of Hale Consulting, LLC in Montgomery, AL, a management consulting firm focusing on sales, marketing and management systems. Mr. Hale has more than 20 years experience as a proven leader in the firearms industry. From 1995-1998, he served as group president of Blount International, Inc. (AL). As president of this public manufacturing company consisting of 10 sporting goods brands, he oversaw a $300 million plus operation with three (3) division Presidents and increased sales from $84M to in excess of $300M through internal growth and acquisitions, improved operating income and return on capital employed. From 1990-1995, Mr. Hale served as Executive Vice-President and Chief Operating Officer of Ellett Brothers, Inc.(SC) Under his leadership, sales improved from $69M to $160 M and profits grew from a negative profit to in excess of $6M. He also installed a marine division, archery division and manufacturing divisions. He has served on numerous boards and industry organizations, including the Board of Governors of SAAMI (Sporting Arms and Ammunition Manufacturers Association) and the Board of Governors of the National Shooting Sports Foundation.

     Robert Escobio, age 46, currently serves as Director. Mr. Escobio has served as a Director since September 2001. He serves as member of the Board of Directors of Thinkpath Inc. Mr. Escobio is currently President and CEO of Capital Investment Services, Inc., an investment brokerage firm located in Miami, FL. In this role, Mr. Escobio is responsible for all aspects of a "broker/dealer" including finance, compliance, sales and operational procedures. Mr. Escobio also serves as a Portfolio Manager for many prominent individuals and works with various international institutions, brokers, and dealers. Prior to Capital Investment Services, Mr. Escobio was the Executive Vice President and International Director for Brill Securities Inc. where he managed portfolios for high net worth customers and performed institutional trading. Mr. Escobio also had numerous managerial roles in companies such as Cardinal Capital Management, Smith Barney, Prudential Securities, and Dean Witter. Mr. Escobio holds an MBA and a BSBA in Finance and Management.

Significant Employees

     Joe Fernandez, Jr., age 37, currently serves as Production Manager. He has been employed by American Ammo since 1988. Mr. Fernandez has been an integral part of the design and implementation of all of the production lines. His involvement in high speed product flow has allowed the Company to grow to seven production lines. He has created American Ammo's in-house machine shop, which has given the Company the autonomy to manufacture all of its tooling requirements. He studied mechanical engineering at Miami-Dade Community College (1983/1984). In 1985 he graduated from Stewart International School of Jewelers of Jupiter, Fl, with specialties in Wax Molding and Casting, Diamond Setting, and Jewelry Repair. In 1988 he graduated from American Institute of Aeronautics in Opa Locka, FL where he received his Private Pilots Certificate (fixed wing and rotary helicopter). In 1989 he graduated from the Institute of Public Service (PanAm), GA as a Tactical Rappel Instructor. In 1990 Mr. Fernandez graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He studied Tool and Die Making at Miami- Dade Adult Education Center in 1990-1991. He is fluent in Spanish.

Family Relationships

     J.A. Fernandez, Sr. and Amelia Fernandez are the father and mother of Andres, Maria A. and Joe Jr. There are no other family relationships between or among the executive officers and directors of the Company.

Compensation of Directors

     The Company's directors will not receive compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation

     The following summary compensation table sets forth the aggregate cash compensation paid or accrued by the Company to each of the Company's executive officers and key employees for services rendered to the Company during the Company's fiscal year ended 2000 and through September 30, 2001 and all plan and non-plan compensation awarded to, earned by or paid to certain designated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term Compensation
                                  Annual Compensation                        Awards            Payouts
(a)               (b)          (c)           (d)        (e)          (f)             (g)          (h)       (i)
                                                        Other        Restricte       Securities   LTIP      All
Name and                                                Annual       d Stock         Underlying   Pay-      Other
Principal         Year         Salary        Bonus      Compen-      Award(s)        Options/     outs      Compen-
Position                       ($)           ($)        sation ($)   ($)             SARs  (f)              sation ($)
(1)
----------------- -----------  ------------  ---------- ------------ --------------  ------------ --------- ---------
Artem             2000         $ -0-         $-0-       $-0-         $805            $-0-         $-0-      $-0-
Gotov,            2001         $ -0-         $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
President
----------------- -----------  ------------  ---------- ------------ --------------  ------------ --------- ---------
Agata             2000         $ -0-         $-0-       $-0-         $805            $-0-         $-0-      $-0-
Gotov,            2001         $ -0-         $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
Vice
President
----------------- -----------  ------------  ---------- ------------ --------------  ------------ --------- ---------
 Andres F.        1999         $74,610       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
Fernandez,        2000         $88,438       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
President         2001         $67,080       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
and Chief
Executive
Officer

----------------- -----------  ------------  ---------- ------------ --------------  ------------ --------- ---------
Amelia            1999         $58,952       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
Fernandez,        2000         $59,202       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
Vice              2001         $44,401       $-0-       $-0-         $-0-            $-0-         $-0-      $-0-
President
and
Director
----------------- -----------  ------------  ---------- ------------ --------------  ------------ --------- ---------

(1) Mr. Gotov and Ms. Gotov resigned as executive officers in September 2001 and Mr. Fernandez and Mrs. Fernandez were appointed executive officers at that time.

Employment Agreements

     The Company has no outstanding employment agreements with any officer, manager or director of the Company.

Stock Option Plans

     The Company has no Stock Option Plans relative to employees, officers, directors or consultants.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of September 30, 2001 regarding ownership of the Company's common stock (i) by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) by each director of the Company, (iii) by certain related stockholders and (iv) by all executive officers and directors of the Company as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted. As of September 30, 2001, there were 29,971,200 shares of the Company's Common Stock outstanding. The percentage of beneficial ownership calculation below is based upon all 29,971,200 shares that currently are entitled to vote on all shareholder issues.

Name and
Address of                                            Percent
Beneficial                     Number of            Beneficially
Owner                          Shares Owned            Owned
-------------                  ------------        ---------------
J.A. Fernandez, Sr.              5,569,200            18.58%
3545 NW 71st Street
Miami, Florida 33147

Andres F. Fernandez(1)           4,281,900            14.29%
3545 NW 71st Street
Miami, Florida 33147

Emilio D. Jara                    504,000              1.68%
3545 NW 71st Street
Miami, Florida 33147

Amelia C. Fernandez              4,281,900            14.29%
3545 NW 71st Street
Miami, Florida 33147

Stephen H. Durland (2)              205,000           0.68%
242A Royal Palm Way
Palm Beach, Florida 33480

Maria A. Fernandez   (3)            840,000           2.80%
Fernandez Friedman Grossman
     & Kohn PLLC
101 S.  5th Street
Suite 2400
Louisville, KY 40202-3115

Len C. Hale                         168,000           0.56%
Hale Consulting, LLC
3700 Jesse Court
Montgomery, AL 36106

Robert Escobio (4)                      -0-           0.00%
Capital Investment Services, Inc.
800 Douglas Road
La Puerta del Sol #240
Coral Gables, Florida 33134

All officers and directors
as a group (8 persons) (5)       15,850,000          52.88%
--------------------

(1) In addition to his Common Stock, in September 2001, Mr. Fernandez converted unsecured indebtedness of the Company to him in the amount of $7,553,600 for 1,510,720 shares of $5.00 Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock provides for cumulative dividends at the rate of 8% per year, payable quarterly, in cash or shares of the Company's Common Stock at the Company's election. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, into eleven (11) shares of the Company's Common Stock at any time after six
     (6) months from the date of issuance and prior to notice of redemption, subject to adjustments for customary anti-dilution events. Accordingly, at any time after March 2002, should Mr. Fernandez elect to convert into Common Stock, his holding would be increased accordingly.

(2) Mr. Durland purchased 100,000 shares of the Company's Common Stock under the Registration Statement filed on Form SB2 effective February 28, 2001.

(3) These do not include the 945,000 shares Maria Fernandez holds as a Trustee for which neither she nor any of the other Officers or Directors is the beneficial owner.

(4) Mr. Escobio holds title to 2,000 shares of $5.00 Series A Convertible Preferred Stock beneficially under the Robert I. Escobio Family Trust. These shares were purchased in September 2001.

(5) Except as noted above, each of the Officers and Directors received all of their other shares as part of the Share Exchange whereby the Company acquired AA in September 2001.

                              SELLING SHAREHOLDERS

     All of the Company's Notes and the Conversion Stock covered by this Prospectus are being offered for resale by Argo Financial Ltd., The Lom Building, 27 Reid Street, Hamilton, HM11 Bermuda ("Argo") and such other holders of the Notes who subscribe under an agreement dated November 6, 2001 between American Ammo and SB1 E2-Capital (USA) Ltd. through SB1 E2- Capital (HK)
Limited, a foreign broker dealer and Hagerty Stewart & Associates, Inc., a registered broker dealer (collectively, the "Placement Agents").

     Under the agreement with the Placement Agents, up to $7,000,000 of the Notes will be offered, including Notes purchased by Argo and able to be purchased pursuant to an option described herein. Pursuant to such agreement, the Company has committed to register the Notes and the Conversion Stock no later than November 30, 2001 and to use its best efforts to have such registration declared effective by the Securities and Exchange Commission ("SEC") as soon as practicable thereafter.

     Under the terms of the agreement, Argo purchased $135,000 of Notes and paid an additional $15,000 for an option to purchase up to $3,500,000 of the Notes (the "Option"). The Option allows Argo to purchase on exercise the Notes covered by the Option by a date which will be not later than three (3) business days prior to the date on which the SEC shall declare effective the registration statement of which this Prospectus is a part. At exercise, Argo will deposit by wire transfer in immediately available funds or cashier's check into a bank escrow account to be established by the Placement Agents, the full amount of the Notes to be purchased.

     The Placement Agents will offer the balance of the Notes not previously purchased by Argo initially or upon exercise of the Option for a period not to exceed the earlier of (a) ninety (90) days following the effective date of the registration statements or(b) when all $7,000,000 of the Notes have been purchased. There will be no minimum number of Notes that must be subscribed for and the net proceeds will be remitted to the Company immediately. Subscribers to Notes will deliver payment to the bank escrow account to be established by the Placement Agents and net proceeds will be released from such account upon delivery of duly executed Company Notes in favor of such subscribers. In addition, subscribers to the Notes must execute two copies of a definitive Notes purchase agreement and investor questionnaire and deliver such documents to the Placement Agents. Such subscribers to whom Notes are issued are additional selling shareholders under this Prospectus.

     As compensation for its services, the Placement Agents are to receive 10% of the gross proceeds received by American Ammo for the sale of the Notes, including the sale of Notes to Argo under the Option. The Placement Agents did not receive any commission for the initial investment by Argo. The Company is required to pay all costs associated with the offering of the Notes.

     This Prospectus covers resales of Notes and Conversion Stock by Argo under its initial investment and upon exercise of the Option and resales by such subscribers as are additional selling shareholders as described herein.

     Prior to the agreement with the Placement Agents, neither such Placement Agents nor any of their officers, directors or principal shareholders held any position or office nor had any of them had a material relationship with American Ammo or any of its affiliates within the past three (3) years.

     As of September 30, 2001, the Company had 29,971,200 shares outstanding. Assuming that all the other shares registered hereby are issued, the total outstanding as of September 30, 2001 (excluding shares issued if it is elected to pay interest in shares rather than cash), with no other shares issued, would be 39,062,109. In such event, ownership of 9,090,909 shares by the selling shareholders including Argo would represent 23.36% of the total voting shares of the Company which would not represent a controlling interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 1, 2000, a total of 805,000 shares of Common Stock were issued to Artem Gotov in exchange for services valued at $805 and as founders shares, 805,000 shares of Common Stock were issued to Agata Gotov, the sister of Artem Gotov in exchange for services valued at $805 and as founder shares, and 200,000 shares of Common Stock were issued to Kenneth G. Eade in exchange for legal services valued at $200. Each of Mr. Gotov, Ms. Gotov and Mr. Eade, as the husband of Ms. Gotov, may be deemed a promoter of the Company. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Mr. Gotov and Ms. Gotov were both Officers and Directors of the Company, while Mr. Eade is a sophisticated and accredited investor.

     In September 2001 the Company issued 21,000,000 shares of its Common Stock to nineteen (19) shareholders of F.&F. Equipment, Inc. d/b/a American Ammunition, ("AA") pursuant to a Share Exchange Agreement. The shares were valued at $3,998,650. The transaction resulted in AA becoming a wholly owned subsidiary of the Company in a transaction that was treated as a reverse merger for accounting purposes. Of such shares, the current officers and directors of the Company were issued a total of 15,750,000 shares and 1,050,000 were issued to Donald F. Mintmire, sole owner of the firm of Mintmire & Associates. For such offering the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

     In September 2001, Stephen H. Durland, the Company's Chief Financial Officer acquired 100,000 shares of the Company's Common Stock under the Registration Statement filed on Form SB2 effective February 28, 2001 (Registration No. 333-46160)

     In September and October 2001 the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock valued at $1,113,000 through an ongoing private placement. For such offering, the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder. All such sales were to accredited investors. Of such shares, the Robert I. Escobio Family Trust acquired 2,000 shares. Mr. Escobio is a Director of the Company.

     In September 2001, a principal shareholder, Andres Fernandez, converted $7,553,600 of unsecured debt due to him by the Company into 1,510,720 shares of $5.00 Series A Convertible Preferred Stock. Mr. Fernandez is an Officer and Director of the Company and is an accredited investor. The Company relied on
Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may effect the distribution of the Notes and Conversion Stock in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of Notes and Conversion Stock will be made at market prices prevailing at the time of sale or at negotiated prices. Selling Shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection such sales. American Ammo has agreed to pay registration expenses incurred in connection with this registration of approximately $49,348.

     The aggregate proceeds to the Selling Shareholders from the sale of the Notes and Conversion Stock will be the purchase price of such Notes and Conversion Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Shareholders and any dealers or agents that participate in the distribution of the Notes and Conversion Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "AAMI". Quotation of the Company's Common Stock commenced on October 23, 2001. The high and low per share sales price since commencement are as follows:

                          High/Ask       Low/Bid      Avg. Close
                          --------       -------      ----------

10/23/01 to 11/19/01        $1.75         $0.53         $0.96

     The quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not reflect actual transactions.

     As of September 30, 2001, there were 59 holders of record of the 29,971,200 shares of the Company's Common Stock outstanding.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consist of 300,000,000 shares of Common Stock, $.001 par value and 20,000,000 shares of Preferred Stock, $.001 par value.

     The following description is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to documents filed with the Securities and Exchange Commission under the Exchange Act of 1934.

Common Stock

     The holders of the issued and outstanding shares of Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of the Company's business and does not expect to declare any dividends in the foreseeable future. The holders of the Common Stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The Common Stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of Common Stock are fully paid and nonassessable.

     Holders of shares of Common Stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of Common Stock held by them. Prior to conversion, holders of the Notes do not have voting rights.

Preferred Stock

     The Company's Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

     As of the date of this Prospectus, the Board of Directors had authorized the issuance of 20,000,000 shares of a series of Convertible Preferred Stock designated as "Series A Convertible Preferred Stock". Of the shares of Series A Convertible Preferred Stock authorized, 1,630,720 were issued and outstanding as of September 30, 2001. The Company has a private placement memorandum dated September 29, 2001 under which it is offering up to $6,000,000 of its Series A Convertible Preferred under Regulation D, Rule 506 promulgated under the Act to "Accredited" Investors only.

     The Series A Convertible Preferred Stock provides for cumulative dividends at the rate of 8% per year, payable quarterly, in cash or shares of the Company's Common Stock at the Company's election. In the event the Company elects to pay such dividends in shares of the Company's Common Stock, the number of shares to be issued shall be based on the average of the closing prices of the Company's Common Stock, as quoted on the OTC-BB (or such other market on which the Company's Common Stock in then traded or quoted) for the 10 consecutive trading days preceding the record date for each such dividend, with such record date being the 14th day preceding the end of each calendar quarter.

     Each share of Series A Convertible Preferred Stock shall be convertible into 11 shares of the Company's Common Stock at any time after six (6) months from date of issuance and prior to notice of redemption at the option of the holder, subject to adjustment for customary anti-dilution events ("Conversion Rate"). Subject to certain restrictions, the Series A Convertible Preferred Stock shall automatically convert into shares of the Company's Common Stock upon any of the following events: (i) the sale by the Company of all or substantially all of its assets; (ii) the consummation of a merger or a consolidation in which the Company is not the survivor; or (iii) the sale or exchange of all or substantially all of the outstanding shares of the Company's common stock (including by way of merger, consolidation, or other similar action).

     In the event of the liquidation, dissolution or winding up of the Company, the holders of Series A Convertible Preferred Stock shall have a liquidation preference over holders of Common Stock and shares junior to the Series A Convertible Preferred Stock equal to $5.50 per share. Additionally, the Company shall not impose or allow any additional liens on it's existing fixed assets in excess of $1,000,000; provided that at such time as total gross proceeds from the offering equal or exceed $3,000,000 the Company shall satisfy such existing liens on its existing fixed assets and shall not impose or allow any additional liens on its existing fixed assets unless subordinated to the interest of the Series A Convertible Preferred Stock, with such preference on the fixed assets equal to the fixed asset value, as determined in accordance with the United States generally accepted accounting principles ("GAAP"), of 150% of the stated value of the aggregate of the outstanding shares of Series A Convertible Preferred Stock except for fixed assets of the Company that were otherwise purchased pursuant to a security interest.

     The Series A Convertible Preferred Stock shall be redeemable, at the option of the Company, for cash in the amount of $5.50 per share of Series A Convertible Preferred Stock or for shares of the Company's Common Stock in accordance with the Conversion Rate, in the event the closing sale price of the Company's Common Stock, as quoted on the OTC-BB (or such other market on which the Company's Common Stock is then traded or quoted), is greater than or equal to $1.00 for any consecutive five trading days. In addition, the Series A Convertible Preferred Stock shall be redeemable , at the option of the holder, at any time for shares of the Company's Common Stock in accordance with the Conversion Rate. At any time after September 1, 2004, at the option of the holder, the Series A Convertible Preferred Stock shall be redeemable for cash in the amount of $5.10 per share of Series A Convertible Preferred Stock or for shares of the Company's Common Stock in accordance with the Conversion Rate. After such date, if redemption is for cash, shares may be redeemable at the rate of 1/10 of such aggregate shares per quarterly period for any 10 consecutive quarters commencing after September 1, 2004. Any redemption by either the Company or the holder shall be subject to 15 days written notice.

     The Company has granted the Series A Convertible Preferred Stock certain registration rights. If, at any time within the period commencing on the date of the final closing of the Offering and expiring on the 5th anniversary of the date thereof, the Company should file a registration statement with the SEC under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), it will give written notice at least 30 calendar days prior to the filing of each such registration statement to the holders of the Series A Convertible Preferred Stock and the holders of the shares of the Common Stock issued upon the conversion or redemption of the shares of Series A Convertible Preferred Stock, or their permitted assigns (Holders) of its intention to do so. If the Holders notify the Company within 30 calendar days after receipt of any such notice of its or their desire to include any such shares of Common Stock issued or issuable upon the conversion or redemption of the Series A Convertible Preferred Stock in such proposed registration statement, the Company shall use its "best efforts" to have any such shares of Common Stock is issued or issuable upon the conversion or redemption of the Series A Convertible Preferred Stock registered under such registration statement. Notwithstanding the foregoing, the Company shall have the right at any time after it shall have given written notice (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. If the managing underwriter of an offering to which the above "piggyback registration rights" apply, in good faith and for valid business reasons, objects to such rights, such objection shall preclude such inclusion. All expenses incurred by the Company in registration of the shares of Common Stock issued or issuable upon the conversion or redemption of the Series A Convertible Preferred Stock, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

The Notes

     The Notes mature on the earlier of (i) December 31, 2004 or (ii) three (3) years form the effective date of this Registration Statement. The Notes bear interest at the rate of 10% per annum, payable quarterly in arrears, either in cash or at the option of American Ammo, by issuance of shares of Company's Common Stock. The Notes are convertible at any time prior to maturity at the option of the holder into shares of Common Stock at a rate of one share for each seventy-seven cents ($0.77) of principal amount of the Note converted (the "Conversion Price"). Accordingly, if all $7,000,000 of Notes are converted at the Conversion Price, an aggregate of 9,090,909 shares of Common Stock would be issued with regard to the principal and such shares as are required to pay interest, if payment is made by shares. Interest, if paid by the issuance of shares, shall be calculated by dividing the interest payment due by the greater of (x) 80% of an average price of the Company's Common Stock depending upon where such stock is quoted or listed for the 20 consecutive days prior to the date the interest payment is due or (y) $0.77. The Notes have customary share and price anti-dilution provisions.

     In the event that the average bid prices or average closing prices of the Company's Common Stock, as quoted on the OTC-BB or as traded on a National Securities Exchange for any thirty (30) consecutive trading days is equal to or exceeds $3.00 per share, the Company may call all or any portion of the Notes for redemption, at a redemption price equal to the outstanding principal amount of the Notes, plus all accrued interest, by written notice given to the holders of the Notes not more than sixty and not less than thirty days prior to the date on which the Notes are to be redeemed (the "Redemption Date"). Any holders of Notes may elect to convert their Notes into Common Stock at the Conversion Price then in effect at any time prior to the Redemption Date.

Dividend Policy

     The holders of the issued and outstanding shares of the Company's Series A Convertible Preferred Stock and its Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of any funds lawfully available therefore. The Company has never declared a cash dividend on its Common Stock. The Board of Directors intends to retain future earnings to finance the development and expansion of the Company's business and does not expect to declare any dividends in the foreseeable future.

Transfer Agent

     Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 has been appointed the transfer agent of the Company's Common Stock and Preferred Stock and Notes.

                 CERTAIN PROVISIONS OF CALIFORNIA LAW AND OF THE
                 COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     Under California law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Further under California law, corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

     However, no indemnification shall be made for any of the following:

     (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

     (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

     (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     However, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set out in the statute by any of the following:

     (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

     Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

     The indemnification authorized by this section is not exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     No indemnification or advance shall be made under this section in any circumstance where it appears:

     (1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

     (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

     (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

     (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,

          (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and

          (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted by California law. The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

          "FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

     The specific provisions of the Bylaws of the Registrant with respect to the indemnification of directors and officers are as follows:

     "ARTICLE XI    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

          Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors; or
          (b) by the shareholders.

          Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

          To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without any further determination that he has met the applicable standard of conduct set forth above."

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of September 30, 2001, 3,121,200 of the 29,971,200 shares of Common Stock currently issued and outstanding are freely tradeable without restrictions under the Securities Act, except for any shares held by an "affiliate" of the Company, which are subject to the resale limitations of Rule 144 under the Securities Act and 26,850,000 of the 29,971,200 shares of Common Stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144 thereunder. Assuming no other issuances, as of September 30, 2001, if the Notes (excluding interest that is paid in shares rather than cash) are converted, the Company would have had 39,062,109 shares of stock outstanding, of which 12,212,109 would be freely tradeable and 26,850,000 would be subject to Rule 144 restrictions.

     In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's common stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about the Company. Non-affiliates of the Company who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     The Company is quoted on the OTC BB. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for the Company's securities.

          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

     The  Company  has  had  no  changes  of  accountants   since  inception  or
disagreements with its accountants with regard to any accounting or financial disclosure issues.

                                  LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon for the Company by the Kenneth G. Eade, Esq. of Santa Barbara, California. Mr. Eade, the sole owner of the firm, is the owner of 600,000 shares of Common Stock. Matters relating to the federal securities law aspects of this Prospectus and relating to the Company's wholly owned subsidiary, AA, will be passed on by Mintmire & Associates, Palm Beach, Florida. Donald F. Mintmire is the sole owner of the firm and is the owner of 1,050,000 shares of Common Stock.

                                     EXPERTS

     The audit report of Roger G. Castro, Certified Public Accountants regarding the Financial Statements of the Company for the year ended December 31, 2000 have been included in this Prospectus, and upon the authority of said independent certified public accountant as an expert in accounting and auditing. The Financial Statements of the Company's wholly owned subsidiary, F & F Equipment Inc. d/b/a American Ammunition. ("AA") have been audited by S.W. Hatfield, CPA, independent Certified Public Accountants. The Financial Statements as of December 31, 2000 and the reports thereon, are included elsewhere in this Prospectus. The information contained in this Prospectus should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this Prospectus. The Company's historical operating results are not necessarily indicative of the results of any future period; especially in light of the fact that prior to the acquisition of AA in September 2001, it had little or no operations.

                       WHERE YOU CAN FIND MORE INFORMATION

     American Ammo files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). Such information may read and any such document may be copied from the SEC at their public reference facilities in Room 1024 at 450 Fifth Street N.W., Washington, DC 20549 or at regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 233 Broadway, New York, New York 10279-0001. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. American Ammo's SEC filings also are available to the public on the SEC Internet site at http://www.sec.gov.

     American Ammo filed with the SEC a registration statement on Form SB-2 under the Act which registered the Notes and Conversion Stock covered by this Prospectus for resale by the Selling Shareholders. This Prospectus is only part of the registration statement. It does not contain all of the information shown in the registration statement because the SEC rules and regulations allow American Ammo to include certain information in the filing, but permit American Ammo to omit certain information from the Prospectus. Statements contained in this Prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all aspects by reference to the applicable exhibit to the registration statement. For further information about American Ammo or its shares, please refer to the registration statement and the exhibits that may be obtained from the SEC at its principal office the SEC is paid the prescribed fee, or such information can be obtained through the Internet site listed above.

     The SEC allows American Ammo to "incorporate by reference" the information it files with them. This means that American Ammo can disclose important information by referring the reader to these documents. The information American Ammo incorporates by reference is an important part of this Prospectus, and information that American Ammo files later with the SEC will update or supercede automatically this information. American Ammo incorporates by reference the following documents, which it has filed already with the SEC, and any future filings American Ammo makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this Prospectus.

     (1) The Company's Financial Statements for the year ended December 31, 2000 contained in its Previous Registration Statement filed under the Act on Form SB-2 (Registration Number 333-46160).

     (2) The Company's Quarterly Reports on Form 10QSB for the quarters ended March 30, 2001, June 30, 2001 and September 30, 2001 and any amendments thereto.

     (3)  The Company  has filed a current  report on Form 8K on October 4, 2001
          that  contains  Financial   Statements  for  the  Company's  operating
          subsidiary, AA for the years ended December 31, 2000 and 1999.

     (4) The description of the Company's Common Stock, par value $.001 per share is contained in its Previous Registration Statement filed under the Act on Form SB-2 (Registration Number 333-46160).

     The reader should rely only on the information American Ammo includes or incorporates by reference in this Prospectus and any applicable prospectus supplement. American Ammo has not authorized anyone to provide information different from that contained in this Prospectus. The information contained in this Prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this Prospectus or the applicable prospectus supplement or of any sale of our securities.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that any of the following modifies or superseded a statement in this Prospectus or incorporated by reference in this Prospectus:

     o in the case of a statement in a previously filed document incorporated by reference or deemed to be incorporated by reference in this Prospectus, a statement contained in this Prospectus;

     o a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or

     o a statement contained in any other subsequently filed document that modifies or supersedes a statement in this Prospectus.

     Any modified or superseded statement will not be deemed to constitute a part of this Prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above mentioned exceptions, all information appearing in this Prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     American Ammo will provide, without charge to each person to whom a copy of this Prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated by reference into this Prospectus, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests may be made by writing or telephoning the following person:

         Andres Fernandez, President
         American Ammunition, Inc.
         3545 NW 71st Street
         Miami, Florida 33147
         (305) 835-7400

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                                     Page
American Ammunitions, Inc.

         Index to Financial Statement................................................F-1
         Balance Sheets..............................................................F-2
         Statements of Operations....................................................F-3
         Statements of Stockholders' Equity..........................................F-4
         Statements of Cash Flows....................................................F-5
         Notes to Financial Statements...............................................F-6

F&F Equipment, Inc.  d/b/a American Ammunition

         Index to Financial Statements...............................................F-14
         Report of Independent Certified Public Accountants . . . . . . . . . . . . .F-15
         Balance Sheets as of December 31, 2000 and 1999.............................F-16
         Statement of Operations and Comprehensive Income for the years ended
              December 31, 2000 and 1999.............................................F-18
         Statement of Changes in Shareholder's Equity for the years ended
              December 31, 2000 and 1999.............................................F-19
         Statement of Cash Flows for the years ended December 31, 2000 and 1999......F-20
         Notes to Financial Statements...............................................F-21

FBI Fresh Burgers International (a development stage company)

         Index to Financial Statement................................................F-29
         Report of Independant Auditor...............................................F-30
         Balance Sheets..............................................................F-31
         Statements of Operations....................................................F-32
         Statements of Stockholders' Equity..........................................F-33
         Statements of Cash Flows....................................................F-34
         Notes to Financial Statements...............................................F-35

                          INDEX TO FINANCIAL STATEMENTS


Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statements of Stockholders' Equity..........................................F-4

Statements of Cash Flows....................................................F-5

Notes to Financial Statements...............................................F-6

                            AMERICAN AMMUNITION, INC.
                                 Balance Sheets

                                                                      September 30,           December 31,
                                                                           2001                   2000
                                                                  ---------------------- ----------------------
                                                                       (unaudited)
                 ASSETS
CURRENT ASSETS
   Cash on hand and in banks                                      $              622,112 $                  858
   Accounts receivable - trade,
     net of factored accounts of approximately
     $-0- and $10,070 and allowance for doubtful
     accounts of $-0- and $-0-, respectively                                           0                 60,415
   Inventory                                                                     116,128                333,410
   Prepaid expenses                                                                7,323                      0
                                                                  ---------------------- ----------------------
          Total current assets                                                   745,563                394,683
                                                                  ---------------------- ----------------------

PROPERTY AND EQUIPMENT
   Manufacturing equipment                                                     6,468,864              6,354,117
   Furniture and office equipment                                                 49,699                 49,699
   Leasehold improvements                                                        182,052                181,814

        Less accumulated depreciation                                         (2,005,907)            (1,792,978)
                                                                  ---------------------- ----------------------

          Net property and equipment                                           4,694,708              4,792,652
                                                                  ---------------------- ----------------------

OTHER ASSETS
   Loan costs, net of accumulated amortization
               of approximately $23,778                                                0                 45,556
   Deposits and other                                                             59,712                 59,712
                                                                  ---------------------- ----------------------

          Net other assets                                                        59,712                105,268
                                                                  ---------------------- ----------------------
Total Assets                                                      $            5,499,983 $            5,292,603
                                                                  ====================== ======================

    LIABILITIES AND STOCKHOLDERS' EQUITY ( DEFICIENCY)

CURRENT LIABILITIES
   Cash overdraft                                                 $                    0 $               73,234
   Accounts payable                                                              618,471                684,674
   Excise taxes payable                                                                0                 27,380
   Bank loan                                                                           0              1,143,381
   Loan from third party                                                         200,000                      0
   Equipment loans - current portion                                              31,260                 28,409
   Accrued interest payable                                                            0              3,308,038
                                                                  ---------------------- ----------------------

          Total current liabilities                                              849,731              5,265,116
                                                                  ---------------------- ----------------------

LONG-TERM DEBT
   Equipment loans                                                                43,142                 79,875
   Bank loan                                                                     950,000                      0
   Long-term debt - related party                                                      0              4,007,327
                                                                  ---------------------- ----------------------

          Total long-term debt                                                   993,142              4,087,202
                                                                  ---------------------- ----------------------
Total Liabilities                                                              1,842,873              9,352,318
                                                                  ---------------------- ----------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

   Preferred stock, $0.001 and no par value,
          authorized 20,000,000 and 25,000,000;
          1,630,720 and 0 issued and outstanding                                   1,631                      0
   Common stock, $0.001 and no par value,
          authorized 300,000,000 and 100,000,000
          shares; 29,971,200 and 1,000,000 issued
          and outstanding                                                         29,971                  1,000
   Additional paid-in capital                                                 13,104,748              5,000,000
   Accumulated deficit                                                        (9,479,240)            (9,060,715)
                                                                  ---------------------- ----------------------
          Total stockholders' equity (deficiency)                              3,657,110             (4,059,715)
                                                                  ---------------------- ----------------------
Total Liabilities and Stockholders' Equity (Deficiency)           $            5,499,983 $            5,292,603
                                                                  ====================== ======================

                            AMERICAN AMMUNITION, INC.
                            Statements of Operations
                                   (unaudited)




                                                              Three Months Ended                    Nine Months Ended
                                                                  September 30,                         September 30,
                                                         ------------------------------    -------------------------------
                                                            2001              2000            2001             2000
                                                        ---------------   --------------  ---------------   --------------
REVENUES

Sales                                                   $        14,438   $      366,830  $       350,969   $    1,442,762
                                                        ---------------   --------------  ---------------   --------------

          Net sales                                              14,438          366,830          350,969        1,442,762

COST OF SALES
   Materials                                                     25,154          224,895          204,672          789,200
   Direct labor                                                  19,428           61,667           60,558          195,699
   Other direct costs and expenses                              (13,457)         (16,042)           9,818            1,926
   Depreciation                                                 151,635          151,636          454,906          441,797
                                                        ---------------   --------------  ---------------   --------------

          Total cost of sales                                   182,760          422,156          729,954        1,428,622
                                                        ---------------   --------------  ---------------   --------------

Gross margin                                                   (168,322)         (55,326)        (378,985)          14,140

OPERATING EXPENSES
    Salaries                                                     72,384           91,812          225,626          273,746
    Advertising                                                       0               67            5,516            1,413
    Depreciation and amortization                                 2,610           (1,579)           8,022            8,130
    General and administrative                                   70,320          (52,310)         324,729          141,965
                                                        ---------------   --------------  ---------------   --------------

          Total operating expenses                              145,314           37,990          563,893          425,254
                                                        ---------------   --------------  ---------------   --------------

 Operating income (loss)                                       (313,636)         (93,316)        (942,878)        (411,114)
                                                        ---------------   --------------  ---------------   --------------

OTHER INCOME (EXPENSE):
    Settlement of litigation                                          0                0          802,038                0
    Other income                                                      0                0                0                0
    Interest expense                                           (105,391)         158,669         (277,685)        (301,793)
                                                        ---------------   --------------  ---------------   --------------

          Total other income (expense)                         (105,391)         158,669          524,353         (301,793)
                                                        ---------------   --------------  ---------------   --------------

Net income (loss)                                       $      (419,027)  $       65,353  $      (418,525)  $     (712,907)
                                                        ===============   ==============  ===============   ==============

Net income (loss) per weighted average share, basic     $         (0.02)  $        (0.07) $         (0.02)  $        (0.71)
                                                        ===============   ==============  ===============   ==============

Weighted average number of shares                            29,971,200        1,000,000       29,971,200        1,000,000
                                                        ===============   ==============  ===============   ==============








     The accompanying notes are an integral part of the financial statements

                            AMERICAN AMMUNITION, INC.
                       Statements of Stockholders' Equity




                                                                                       Additional                     Total
                                           Number of Shares      Preferred  Common     Paid-In        Retained     Stockholders'
                                       Preferred     Common      Stock      Stock       Capital       Earnings       Equity
                                       ------------ ----------- ---------- ---------- ------------- ------------- --------------
BEGINNING BALANCE,
December 31, 1999                                 0   1,000,000 $        0 $    1,000 $   5,000,000 $  (7,870,291)$   (2,869,291)

Net loss                                          0           0          0          0             0    (1,190,424)    (1,190,424)
                                       ------------ ----------- ---------- ---------- ------------- ------------- --------------

BALANCE, December 31, 2000                        0   1,000,000          0      1,000     5,000,000    (9,060,715)    (4,059,715)

Reverse merger                                    0  28,971,200          0     28,971       (28,971)            0              0
Preferred stock for cash                    108,000           0        108          0       521,642             0        521,750
Conversion of accts. pay.
     to preferred stock                       2,000           0          2          0         9,998             0         10,000
Conversion of debt to
     preferred stock                      1,520,720           0      1,521          0     7,602,079             0      7,603,600

Net loss                                          0           0          0          0             0      (418,525)      (418,525)
                                       ------------ ----------- ---------- ---------- ------------- ------------- --------------

ENDING BALANCE, September 30, 2001
(unaudited)                               1,630,720  29,971,200 $    1,631 $   29,971 $  13,104,748 $  (9,479,240)$    3,657,110
                                       ============ =========== ========== ========== ============= ============= ==============










     The accompanying notes are an integral part of the financial statements

                            AMERICAN AMMUNITION, INC.
                            Statements of Cash Flows
                                   (unaudited)


                                                                                Nine Months Ended
                                                                                  September 30,
                                                                    ------------------------------------------
                                                                            2001                   2000
                                                                    ---------------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                   $            (418,525)  $          (712,907)
Adjustments to reconcile net income to net cash provided
by operating activities:
    Depreciation and amortization                                                 456,687               449,927
    Lawsuit settlement                                                           (802,038)                    0
Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                                     60,415               (45,904)
    (Increase) decrease in inventory                                              217,282                73,685
    (Increase) decrease in prepaid expenses                                        (7,323)              (90,834)
    (Increase) decrease in deposits and other                                           0                     0
    Increase ( decrease) in accounts payable                                      (66,202)              203,753
    Increase (decrease) in customer deposits                                            0                     0
    Excise taxes payable                                                          (27,380)              (41,617)
    Increase (decrease) in accrued interest payable                               240,439               240,439
                                                                    ---------------------   -------------------

Net cash provided (used) by operating activities                                 (346,645)               76,542
                                                                    ---------------------   -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash payments for the purchase of fixed assets                               (114,985)             (265,268)
                                                                    ---------------------   -------------------

Net cash provided (used) by investing activities                                 (114,985)             (265,268)
                                                                    ---------------------   -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase (decrease) bank overdraft                                            (73,234)                    0
    Preferred stock sold for cash                                                 540,000                     0
    Cash received (paid) on short-term loans                                      250,000                     0
    Long-term loans principal payments                                           (550,000)              (40,123)
    Cash received on long-term loans                                              950,000                     0
    Cash paid for loan origination                                                      0                     0
    Principal payments on capital leases                                          (33,882)              (18,617)
                                                                    ---------------------   -------------------

Net cash provided (used) by financing activities                                1,082,884               (58,740)
                                                                    ---------------------   -------------------

Net increase (decrease) in cash and equivalents                                   621,254              (247,466)

CASH and equivalents, beginning of period                                             858               257,457
                                                                    ---------------------   -------------------

CASH and equivalents, end of period                                 $             622,112   $             9,991
                                                                    =====================   ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Payment of interest in cash                                         $              25,243   $                 0
                                                                    =====================   ===================

Income taxes paid in cash                                           $                   0   $                 0
                                                                    =====================   ===================

Non-Cash Financing Activities:
Accounts payable converted to preferred stock                       $              10,000   $                 0
                                                                    =====================   ===================
Notes payable converted to preferred stock                          $           7,603,600   $                 0
                                                                    =====================   ===================




     The accompanying notes are an integral part of the financial statements

                            AMERICAN AMMUNITION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (Information with respect to the nine months
                ended September 30, 2001 and 2000 is unaudited)


Note A - Organization and Description of Business

American Ammunition, Inc., (f/k/a FBI Fresh Burgers, Inc.), was incorporated on February 1, 2000 under the laws of the State of California. F&F Equipment, Inc. (Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business". The Company conducts its business operations under the assumed name of "American Ammunition".

The Company has elected a year-end of December 31 and uses the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

Since inception, the company has incurred cumulative net operating losses of approximately $9,000,000. The Company's survival in the current and prior years has been substantially dependent upon short and/or intermediate-term debt financing.

The Company is currently pursuing the issuance of a Private Placement Memorandum, utilizing an exemption from registration under Regulation D, Rule 506 of the U. S. Securities and Exchange Commission, to sell common stock and is contemplating a sale-leaseback transaction of substantially all of its manufacturing equipment.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Management believes that the proceeds from the Private Placement Memorandum, if any, or the execution of the sale- leaseback transaction will provide sufficient liquidity to meet the Company's cash flow needs through December 31, 2000 and in future periods, if necessary.

However, there can be no assurance that the Company will be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company or that the Company will be able to sustain sufficient cash flows to service and retire the proposed sale-leaseback transaction.


Note C - Summary of Significant Accounting Policies

1.         Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note C - Summary of Significant Accounting Policies (Continued)

Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.   Inventory

Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method. As of December 31, 2000 and 1999, inventory consisted of the following components:

                                         2000                    1999
                                  ------------------      ------------------
Raw materials                     $          109,467      $          117,696
Work in process                              196,935                 146,720
Finished goods                                27,008                  19,269
                                  ------------------      ------------------
                                  $          333,410      $          283,685
                                  ==================      ==================

4.   Property, plant and equipment

Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Loan costs

Amounts paid for origination fees related to loans payable are amortized over the scheduled maturity of the corresponding debt.

6.   Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2000 and 1999, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note C - Summary of Significant Accounting Policies - Continued

6.   Income Taxes (continued)

As of  December  31,  2000 and  1999,  the  deferred  tax asset  related  to the
Company's  net  operating  loss   carryforward  is  fully  reserved.   If  these
carryforwards are not utilized, they will begin to expire in 2005.

7.   Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants and conversion of preferred stock to common stock at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2000 and 1999, the Company had no warrants and/or options outstanding. As the effects of conversion of outstanding preferred stock to common would be anti-dilutive, fully diluted earnings per share is not presented.

8.   Advertising

The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

9.   Interim Financial Information

The financial statements for the nine months ended September 30, 2001 and 2000 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results for the nine months are not indicative of a full year results.

10.  Principles of Consolidation

The consolidated financial statements include the accounts of American Ammunition, Inc. and its subsidiary. Inter-company balances and transactions have been eliminated. The historical financial statements of F&F Equipment, Inc. have been presented for the period prior to the reverse merger.


Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note E - Property and Equipment

Property and equipment consist of the following components at December 31:

                                                                                                                           Estimated
                                              2000                        1999                    useful life
                                       -------------------         -------------------        -------------------
Manufacturing equipment                $         6,354,117         $         6,091,927            10 years
Office furniture and fixtures                       49,699                      49,699              7 years
Leasehold improvements                             181,814                     178,735            20 years
                                       -------------------         -------------------
                                                 6,585,630                   6,320,361
Accumulated depreciation                        (1,792,978)                 (1,188,671)
                                       -------------------         -------------------

Net property and equipment             $         4,792,652         $         5,131,690
                                       ===================         ===================

Total depreciation expense charged to operations for the years ended December 31, 2000 and 1999 was approximately $604,307 and $574,606, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                                             2000                   1999
                                                      ------------------     ------------------
Manufacturing and processing equipment                $          153,400     $          153,400
Less accumulated depreciation                                    (23,839)                (8,499)
                                                      ------------------     ------------------

                                                      $          129,561     $          144,901
                                                      ==================     ==================

Note F - Notes payable to a Bank

Notes payable to a Bank consist of the following at December 31, 2000 and 1999, respectively:

                                                                            2000                   1999
                                                                     ------------------     ------------------
$200,000 line of credit  payable to a bank.  Interest at the
Bank's prime rate plus 1.50% or 2.00%, respectively. (11.00%
at December 31, 2000).  Interest payable  monthly.  Advances and  accrued,  but unpaid,  interest  mature on the 60th day following funding. Agreement is renegotiable annually on the
anniversary   date  in  November  of  each  calendar   year.
Collateralized  by all accounts  receivable,  inventory  and fixed assets of the Company and the personal guaranty of the
Company's President.                                                 $          200,000     $          200,000


$250,000 installment note payable to a bank. Interest at the
Wall Street Journal published prime rate plus 2.0%.  (11.00%
at December 31, 2000).  Payable in monthly  installments  of approximately  $2,083, plus accrued interest.  Final payment
due  in  December  2009.   Collateralized  by  all  accounts
receivable,  inventory and fixed assets of the Company,  the personal guaranty of the Company's  President and a mortgage
on  the  Company's   corporate   offices  and  manufacturing
facility owned by the Company's stockholder.                                    235,417                250,000

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note F - Notes payable to a Bank - Continued


                                                                            2000                   1999
                                                                     ------------------     ------------------
$738,090 (originally $1,000,000) installment note payable to a bank.  Interest at the Wall Street Journal published prime rate plus 2.50%  (11.0% at December  31,  2000).  Payable in monthly  installments of approximately  $7,530, plus accrued interest. Final payment due in March 2008. Collateralized by all accounts  receivable,  inventory and fixed assets of the
Company  and  the   personal   guaranty  of  the   Company's
President.                                                                      707,964                750,805
                                                                     ------------------     ------------------

                              Total notes payable to a bank.         $        1,143,381     $        1,200,805
                                                                     ==================     ==================

As of December 31, 2000, the Company was operating under a bank approved moratorium on the payment of principal and interest on all of the above listed notes payable. During 2001, the Company and its President commenced litigation against the lending institution and, on June 29, 2001, the Company and the Bank executed a Settlement and Compromise Agreement whereby all loans and debts of the Company to the Bank were settled and canceled for a one- time cash payment of $550,000. Accordingly, due to the circumstances surrounding the final settlement and retirement of these loans, they are classified as "current" in the accompanying balance sheets.

On June 28, 2001, in anticipation of the above discussed Settlement, the Company executed a new $950,000 note payable to another financial institution. This new note bears interest at the Wall Street Journal published prime rate plus 2.0%. The new note has payment terms as follows: For the first year (through June 28,
2002), interest only, payable monthly. Thereafter, starting on July 28, 2002, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.


Note G - Capital Leases Payable

Capital leases payable consist of the following as of December 31, 2000 and 1999, respectively:


                                                                            2000                   1999
                                                                     ------------------     ------------------
Six capital  leases payable to various  equipment  financing companies.  Interest  ranging  between  12.45%  and  16.00%.
Payable in aggregate  monthly  installments of approximately
$3,467,  including accrued interest.  Final maturities occur between September 2002 and February 2005. Collateralized the
underlying leased manufacturing equipment.                           $          108,284     $          133,033

                                      Less current maturities                   (28,409)               (24,749)
                                                                     ------------------     ------------------

                                            Long-term portion        $           79,875     $          108,284
                                                                     ==================     ==================

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note G - Capital Leases Payable - continued

Future maturities of capital leases payable are as follows:

    Year ending
    December 31                    Amount
--------------------        --------------------
        2001                $             28,409
        2002                              31,370
        2003                              29,259
        2004                              18,711
        2005                                 535
                            --------------------

       Totals               $            108,284
                            ====================

Note H - Loan payable to Stockholder

                                                                            2000                    1999
                                                                       -----------------        ---------------
$4,007,327  note  payable  to  the  Company's   stockholder.
Interest at 8.0%.  Principal and accrued interest payable at maturity. Maturity at December 31 annually and automatically renews for an equivalent  annual period unless called by the
Stockholder at least 90 days prior to maturity. Unsecured.             $       4,007,327        $     4,007,327
                                                                       =================        ===============

At September 30, 2001, the stockholder agreed to convert 100% of this note payable and accrued interest, (Totaling $7,553,600), into 1,510,720 shares of preferred stock with the same terms as the PPM offering.


Note I - Related Party Transactions

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $3,931, plus applicable sales taxes. Further, the Company is responsible for all utilities and maintenance expenses. The lease expires on October 31, 2003 and contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair value for similar space in a similar location.

On January 1, 1998, the Company's controlling stockholder contributed various manufacturing equipment to the Company. This transaction was valued at an agreed-upon value of approximately $5,000,000, which was substantially less than original founders cost. As of October 25, 2000, in conjunction with a proposed sale-leaseback transaction, the Company received an independent appraisal on its manufacturing equipment with an appraised value of approximately $17,000,000 at a utilization rate of 90,000,000 rounds of small-arms ammunition produced per annual period.

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note J - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2000 and 1999, respectively are as follows:

                                        2000                    1999
                                   -----------------        ---------------
Federal:
   Current                                $     -                  $     -
   Deferred                                     -                        -
                                          -------                  -------

State:
   Current                                      -                        -
   Deferred                                     -                        -
                                          -------                  -------

Total                                     $     -                  $     -
                                          =======                   ======

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $3,600,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended December 31, 2000 and 1999, respectively, are as follows:

                                                                      2000                   1999
                                                               -------------------    ------------------
Statutory rate applied to loss before income taxes             $          (404,744)   $         (303,168)
Increase (decrease) in income taxes resulting from:
       State income taxes                                                        -                     -
       Other, including reserve for deferred tax asset                     404,744               303,168

           Income tax expense                                  $                -     $               -
                                                                ==================     =================

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2000 and 1999, respectively:

                                                                      2000                   1999
                                                               -------------------    ------------------
Deferred tax assets - long-term
       Net operating loss carryforwards                        $         1,232,924    $        1,213,797
Deferred tax liabilities - long-term
       Statutory depreciation differences                                 (280,425)             (182,311)
                                                               -------------------    ------------------
                                                                           952,499             1,031,486
Less valuation allowance                                                  (952,499)           (1,031,486)
                                                               -------------------    ------------------

           Net Deferred Tax Asset                              $                 -    $                -
                                                                ==================     ================

During the years ended December 31, 2000 and 1999, respectively, the valuation allowance increased (decreased) by approximately $(78,987) and $(69,588).

                            AMERICAN AMMUNITION, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note K - Contingencies

In May 1998, the Company entered into a $500,000 accounts receivable factoring facility with its financial institution. The facility provided for the purchase of various trade accounts receivable by the bank from the Company at 80.0% of the face value of the underlying invoice. The Company paid a discount fee of 1.5% for invoices settled between 1 and 30 days of invoice date, 3.0% for invoices settled between 31 and 60 days of invoice date and an additional 1.5% for each additional 30 days thereafter. All accounts receivable invoices were factored with full recourse to the company and the Company was at risk for approximately $10,070 and $63,334 of factored invoices. The Company has not experienced any losses related to the factoring agreement. This Agreement was terminated in conjunction with the execution of the Settlement and Compromise Agreement on June 29, 2001.


Note L - Stockholders' Equity

In September 2001, the Company issued 108,000 shares of preferred stock in exchange for cash in the net amount of $521,750. In September 2001, $10,000 of accounts payable were converted into 2,000 shares of preferred stock and $50,000 in a note payable was converted into 10,000 shares of preferred stock. In September 2001, concurrent with the reverse merger, the Company completed a three for one forward split of its common stock.


Note M - Subsequent Events

In October, 2001, the Company issued 100,000 share of preferred stock in exchange for $500,000 in cash.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                                    CONTENTS


                                                                        Page

Reports of Independent Certified Public Accountants                      F-15

Financial Statements

   Balance Sheets
     as of December 31, 2000 and 1999                                    F-16

   Statement of Operations and Comprehensive Income
     for the years ended December 31 2000 and 1999                       F-19

   Statement of Changes in Stockholders' Equity
     for the years ended December 31, 2000 and 1999                      F-20

   Statement of Cash Flows
     for the years ended December 31, 2000 and 1999                      F-21

   Notes to Financial Statements                                         F-22

S. W. HATFIELD, CPA
certified public accountants

Member:  American Institute of Certified Public Accountants
     SEC Practice Section
     Information Technology Section
   Texas Society of Certified Public Accountants


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
F&F Equipment, Inc.
   d/b/a American Ammunition

We have audited the accompanying balance sheets of F&F Equipment, Inc. (d/b/a American Ammunition) (a Florida corporation) as of December 31, 2000 and 1999 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of F&F Equipment, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has continuing liquidity problems in meeting daily operating requirements. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                         /s/ S. W. HATFIELD, CPA
Dallas, Texas
September 19, 2001
   (except for Note K as to which the
   date is September 29, 2001)


                      Use our past to assist your future sm
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com
                                                                            F-15

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                                 BALANCE SHEETS
                           December 31, 2000 and 1999


ASSETS
                                                                     2000          1999
                                                                 ---------------------------
Current assets
   Cash on hand and in bank                                        $      858   $   237,457
   Accounts receivable - trade, net of
     factored accounts of approximately
     $10,070 and $63,334 and allowance for
     doubtful accounts of $-0- and $-0-, respectively                  60,415       146,903
   Inventory                                                           333,410      283,685
                                                                   -----------  -----------

     Total current assets                                              394,683      688,045
                                                                   -----------  -----------


Property and Equipment - at cost or contributed value
   Manufacturing equipment                                           6,354,117    6,091,927
   Office furniture and fixtures                                        49,699       49,699
   Leasehold improvements                                              181,814      178,735
                                                                   -----------  -----------
                                                                     6,585,630    6,320,361
   Accumulated depreciation                                         (1,792,978)  (1,188,671)
                                                                   -----------  -----------

     Net property and equipment                                      4,792,652   5,131,690
                                                                   -----------  -----------


Other assets
   Loan costs, net of accumulated amortization
     of approximately $23,778 and $15,131, respectively                45,556       54,203
   Deposits and other                                                  59,712        9,255
                                                                   -----------  -----------

     Total other assets                                               105,268       63,458
                                                                   ----------   -----------

TOTAL ASSETS                                                       $5,292,603   $5,883,193
                                                                   ==========   ==========




                                  - Continued -




The accompanying notes are an integral part of these financial statements.
                                                                            F-16

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                           BALANCE SHEETS - CONTINUED
                           December 31, 2000 and 1999


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                     2000          1999
                                                                 ---------------------------
Current liabilities
   Cash overdraft                                                  $   73,234   $        -
   Notes payable to a bank                                          1,143,381    1,200,805
   Current maturities of leases payable                                28,409       24,749
   Accounts payable - trade                                           684,674      349,247
   Accrued excise taxes payable                                        27,380       74,620
   Accrued interest payable                                         3,308,038    2,987,452
   Note payable to stockholder                                      4,007,327    4,007,327
                                                                   -----------  -----------

     Total current liabilities                                      9,272,443    8,644,200

Long-term liabilities
   Capital leases payable                                              79,875      108,284
                                                                   -----------  -----------

     Total liabilities                                              9,352,318    8,752,484
                                                                   -----------  -----------


Commitments and contingencies


Stockholders' equity
   Preferred stock - no stated value
     25,000,000 shares authorized.
     None issued and outstanding - Common stock - $0.001 par value.
     100,000,000 shares authorized.
     1,000,000 shares issued and outstanding                            1,000        1,000
   Additional paid-in capital                                       5,000,000    5,000,000
   Accumulated deficit                                             (9,060,715)  (7,870,291)
                                                                   -----------  -----------

   Total stockholders' equity                                      (4,059,715)  (2,869,291)
                                                                   -----------  -----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $5,292,603   $5,883,193
                                                                   ==========   ==========



The accompanying notes are an integral part of these financial statements.
                                                                            F-17

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                     Years ended December 31, 2000 and 1999


                                                                 2000          1999
                                                            ----------------------------
Revenues                                                     $1,715,885       $2,914,113
                                                              ---------        ---------

Cost of Sales
   Materials                                                  1,158,662        1,779,613
   Direct Labor                                                 210,707          385,516
   Other direct costs and expenses                               39,633           51,136
   Depreciation                                                 593,432          563,835
                                                             ----------       ----------

     Total cost of sales                                      2,002,434        2,780,100
                                                              ---------        ---------

Gross Profit                                                   (286,549)         134,013
                                                             ---------        ----------

Operating expenses
   Marketing and promotion expenses                              4,609             3,168
   Salaries, wages and related expenses                        363,265           334,845
   Other operating expenses                                     86,901           236,593
   Interest expense                                            438,226           430,978
   Depreciation expense                                         10,874            20,099
                                                             -----------      -----------

     Total operating expenses                                  903,875          1,025,683
                                                             ----------         ---------

Loss from operations                                        (1,190,424)          (891,670)

Other income (expense)                                               -                  -
                                                         --------------       -------------

Loss before income taxes                                    (1,190,424)          (891,670)

Provision for income taxes                                           -                  -
                                                         --------------       -------------

Net Loss                                                    (1,190,424)          (891,670)

Other comprehensive income                                           -                  -
                                                         --------------       -------------

Comprehensive Loss                                         $(1,190,424)        $ (891,670)
                                                           ============       ============

Loss per weighted-average share of common
   stock outstanding, computed on net loss -
   basic and fully diluted                                      $(1.19)            $(0.89)
                                                                  ====               =====

Weighted-average number of
   common shares outstanding                                 1,000,000           1,000,000
                                                             =========           =========



The accompanying notes are an integral part of these financial statements.
                                                                            F-18

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2000 and 1999


                                                            Additional
                                          Common Stock      paid-in        Accumulated
                                        # shares  amount     capital          deficit        Total
                                       ---------  -------   ----------     -------------  ----------
Balances at
   January 1, 1999                     1,000,000  $1,000    $5,000,000     $(6,978,621)   $(1,878,621)

Net loss for the year                          -       -             -        (891,670)      (891,670)
                                       ---------  -------   ----------     -------------  -----------

Balances at
   December 31, 1999                   1,000,000   1,000     5,000,000      (7,870,291)    (2,869,291)

Net loss for the year                          -       -             -      (1,190,424)    (1,190,424)
                                       ---------  -------   ----------     -------------  -----------

Balances at
   December 31, 2000                   1,000,000  $1,000    $5,000,000     $(9,060,715)   $(4,059,715)
                                       =========  =======   ==========     =============  ===========







The accompanying notes are an integral part of these financial statements.
                                                                            F-19

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                             STATEMENT OF CASH FLOWS
                     Years ended December 31, 2000 and 1999


                                                                                      2000          1999
                                                                                ------------   ------------
Cash flows from operating activities
   Net loss for the year                                                        $(1,190,424)     $(891,670)
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       Depreciation and amortization                                                612,953        583,934
       (Increase) Decrease in
         Accounts receivable                                                         86,488        (20,982)
         Inventory                                                                  (49,725)       153,896
         Deposits and other                                                         (50,457)        (7,105)
       Increase (Decrease) in
         Accounts payable - trade                                                   335,427        226,355
         Interest payable                                                           320,586        320,586
         Excise taxes payable                                                       (47,240)        39,974
                                                                                ------------   ------------

Net cash provided by (used in) operating activities                                  17,608        404,988
                                                                                ------------   ------------


Cash flows from investing activities
   Purchase of property and equipment                                              (265,268)      (192,943)
                                                                                ------------   ------------

Net cash used in investing activities                                              (265,268)      (192,943)
                                                                                ------------   ------------


Cash flows from financing activities
   Increase (decrease) in cash overdraft                                             73,234        (34,364)
   Cash received (paid) on short term loans                                         (14,583)       200,000
   Principal paid on long-term loans                                                (42,841)      (130,145)
   Principal paid on long-term capital leases                                       (24,749)       (20,367)
   Cash paid for loan origination                                                         -        (19,712)
                                                                                ------------   ------------

Net cash provided by financing activities                                            (8,939)        45,412
                                                                                ------------   ------------

INCREASE (DECREASE) IN CASH                                                        (256,599)       257,457

Cash at beginning of year                                                           257,457              -
                                                                                ------------   ------------

Cash at end of year                                                             $       858    $   257,457
                                                                                ============   ============

Supplemental disclosure of interest and income taxes paid
   Interest paid for the period                                                 $   108,993    $   110,392
                                                                                ============   ============
   Income taxes paid for the period                                             $         -    $         -
                                                                                ============   ============

Supplemental disclosure of non-cash investing and financing activities
   Acquisition of manufacturing equipment on
     long-term capital leases                                                   $         -    $   153,400
                                                                                ============   ============


The accompanying notes are an integral part of these financial statements.
                                                                            F-20

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                          NOTES TO FINANCIAL STATEMENTS


Note A - Organization and Description of Business

F&F Equipment, Inc.(Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business." The Company conducts its business operations under the assumed name of "American Ammunition".

The Company has elected a year-end of December 31 and uses the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

Since inception, the Company has incurred cumulative net operating losses of approximately $9,000,000. The Company's survival in the current and prior years has been substantially dependent upon short and/or intermediate- term debt financing.

The Company is currently pursuing the issuance of a Private Placement Memorandum, utilizing an exemption from registration under Regulation D, Rule 506 of the U. S. Securities and Exchange Commission, to sell common stock and is contemplating a sale-leaseback transaction of substantially all of its manufacturing equipment.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Management believes that the proceeds from the Private Placement Memorandum, if any, or the execution of the sale-leaseback transaction will provide sufficient liquidity to meet the Company's cash flow needs through December 31, 2001 and in future periods, if necessary.

However, there can be no assurance that the Company will be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company or that the Company will be able to sustain sufficient cash flows to service and retire the proposed sale-leaseback transaction.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

Accounts receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.   Inventory

Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method. As of December 31, 2000 and 1999, inventory consisted of the following components:

                                   2000               1999
                              --------------      ------------
Raw materials                   $ 109,467          $ 117,696
Work in process                   196,935            146,720
Finished goods                     27,008             19,269
                                ---------          ---------
                                $ 333,410          $ 283,685
                                =========          =========

4.   Property, plant and equipment

Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5    Loan costs

Amounts paid for origination fees related to loans payable are amortized over the scheduled maturity of the corresponding debt.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note C - Summary of Significant Accounting Policies - Continued

6.   Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2000 and 1999, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of  December  31,  2000 and  1999,  the  deferred  tax asset  related  to the
Company's  net  operating  loss   carryforward  is  fully  reserved.   If  these
carryforwards are not utilized, they will begin to expire in 2005.

7.   Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2000 and 1999, the Company had no warrants and/or options outstanding.

Advertising

The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.


Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


Note E - Property and Equipment

Property and equipment consist of the following components:

                                                                           Estimated
                                          2000               1999          useful life
                                     --------------      --------------  -------------
Manufacturing equipment               $ 6,354,117         $ 6,091,927      10 years
Office furniture and fixtures              49,699              49,699       7 years
Leasehold improvements                    181,814             178,735      20 years
                                       ----------          ----------
                                        6,585,630           6,320,361
Accumulated depreciation               (1,792,978)         (1,188,671)
                                       ----------          ----------

Net property and equipment            $ 4,792,652         $ 5,131,690
                                       ==========          ==========

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note E - Property and Equipment - Continued

Total depreciation expense charged to operations for the years ended December 31, 2000 and 1999 was approximately $604,307 and $574,606, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                                   2000            1999
                                               ------------  -------------
Manufacturing and processing equipment          $153,400         $153,400
Less accumulated depreciation                    (23,839)          (8,499)
                                                --------         --------

                                                $129,561         $144,901
                                                 =======          =======


Note F - Notes payable to a Bank

Notes payable to a Bank consist of the following at December 31, 2000 and 1999, respectively:

                                                                            2000                   1999
                                                                     ------------------     ------------------
$200,000 line of credit  payable to a bank.  Interest at the
Bank's prime rate plus 1.50% or 2.00%, respectively. (11.00%
at December 31, 2000).  Interest payable  monthly.  Advances and  accrued,  but unpaid,  interest  mature on the 60th day following funding. Agreement is renegotiable annually on the
anniversary   date  in  November  of  each  calendar   year.
Collateralized  by all accounts  receivable,  inventory  and fixed assets of the Company and the personal guaranty of the
Company's President.                                                 $          200,000     $          200,000


$250,000 installment note payable to a bank. Interest at the
Wall Street Journal published prime rate plus 2.0%.  (11.00%
at December 31, 2000).  Payable in monthly  installments  of approximately  $2,083, plus accrued interest.  Final payment
due  in  December  2009.   Collateralized  by  all  accounts
receivable,  inventory and fixed assets of the Company,  the personal guaranty of the Company's  President and a mortgage
on  the  Company's   corporate   offices  and  manufacturing
facility owned by the Company's stockholder.                                    235,417                250,000

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note F - Notes payable to a Bank - Continued


                                                                            2000                   1999
                                                                     ------------------     ------------------
$738,090 (originally $1,000,000) installment note payable to a bank.  Interest at the Wall Street Journal published prime rate plus 2.50%  (11.0% at December  31,  2000).  Payable in monthly  installments of approximately  $7,530, plus accrued interest. Final payment due in March 2008. Collateralized by all accounts  receivable,  inventory and fixed assets of the
Company  and  the   personal   guaranty  of  the   Company's
President.                                                                      707,964                750,805
                                                                     ------------------     ------------------

                              Total notes payable to a bank.         $        1,143,381     $        1,200,805
                                                                     ==================     ==================


As of December 31, 2000, the Company was operating under a bank approved moratorium on the payment of principal and interest on all of the above listed notes payable. During 2001, the Company and its President commenced litigation against the lending institution and , on June 29, 2001, the Company and the Bank executed a Settlement and Compromise Agreement whereby all loans and debts of the Company to the Bank were settled and cancelled for a one-time cash payment of $550,000. Accordingly, due to the circumstances surrounding the final settlement and retirement of these loans, they are classified as "current" in the accompanying balance sheets.

On June 28, 2001, in anticipation of the above discussed Settlement, the Company executed a new $950,000 note payable to another financial institution. This new note bears interest at the Wall Street Journal published prime rate plus 2.0%. The new note has payment terms as follows: For the first year (through June 28,
2002), interest only, payable monthly. Thereafter, starting on July 28, 2002, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.


Note G - Capital Leases Payable

Capital leases payable consist of the following as of December 31, 2000 and 1999, respectively:


                                                                            2000                   1999
                                                                     ------------------     ------------------
Six capital  leases payable to various  equipment  financing companies.  Interest  ranging  between  12.45%  and  16.00%.
Payable in aggregate  monthly  installments of approximately
$3,467,  including accrued interest.  Final maturities occur between September 2002 and February 2005. Collateralized the
underlying leased manufacturing equipment.                           $          108,284     $          133,033

                                      Less current maturities                   (28,409)               (24,749)
                                                                     ------------------     ------------------

                                            Long-term portion        $           79,875     $          108,284
                                                                     ==================     ==================

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note G - Capital Leases Payable - continued

Future maturities of capital leases payable are as follows:

              Year ending
              December 31             Amount
            ---------------      -----------------
                  2001           $          28,409
                  2002                      31,370
                  2003                      29,259
                  2004                      18,711
                  2005                         535
                                 -----------------

                 Totals          $         108,284
                                 ==================

Note H - Loan payable to Stockholder

                                                                            2000                    1999
                                                                       -----------------        ---------------
$4,007,327  note  payable  to  the  Company's   stockholder.
Interest at 8.0%.  Principal and accrued interest payable at maturity. Maturity at December 31 annually and automatically renews for an equivalent  annual period unless called by the
Stockholder at least 90 days prior to maturity. Unsecured.             $       4,007,327        $     4,007,327
                                                                       =================        ===============


Note I - Related Party Transactions

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long- term operating lease agreement. The lease requires a monthly payment of approximately $3,931, plus applicable sales taxes. Further, the Company is responsible for all utilities and maintenance expenses. The lease expires on October 31, 2003 and contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair value for similar space in a similar location.

On January 1, 1998, the Company's controlling stockholder contributed various manufacturing equipment to the Company. This transaction was valued at an agreed-upon value of approximately $5,000,000, which was substantially less than original founders cost. As of October 25, 2000, in conjunction with a proposed sale- leaseback transaction, the Company received an independent appraisal on its manufacturing equipment with an appraised value of approximately $17,000,000 at a utilization rate of 90,000,000 rounds of small-arms ammunition produced per annual period.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note J - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2000 and 1999, respectively, are as follows:

                                        2000                    1999
                                   -----------------        ---------------
Federal:
   Current                                $     -                  $     -
   Deferred                                     -                        -
                                          -------                  -------

State:
   Current                                      -                        -
   Deferred                                     -                        -
                                          -------                  -------

Total                                     $     -                  $     -
                                          =======                   ======

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $3,600,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended December 31, 2000 and 1999, respectively, are as follows:

                                                                2000               1999
                                                             ---------------    --------------
Statutory rate applied to loss before income taxes           $      (404,744)   $     (303,168)
Increase (decrease) in income taxes resulting from:
       State income taxes                                                  -                 -
       Other, including reserve for deferred tax asset               404,744           303,168

           Income tax expense                                $             -    $            -
                                                             ===============    ==============

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2000 and 1999, respectively:

                                                             2000                      1999
                                                      -------------------       ------------------
Deferred tax assets - long-term
       Net operating loss carryforwards               $         1,232,924       $        1,213,797
Deferred tax liabilities - long-term
       Statutory depreciation differences                        (280,425)                (182,311)
                                                      -------------------       ------------------
                                                                  952,499                1,031,486
Less valuation allowance                                         (952,499)              (1,031,486)
                                                      -------------------       ------------------

           Net Deferred Tax Asset                     $                 -       $                -
                                                      ===================       ==================

During the years ended December 31, 2000 and 1999, respectively, the valuation allowance increased (decreased) by approximately $(78,987) and $(69,588).

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note J - Contingencies

In May 1998, the Company entered into a $500,000 accounts receivable factoring facility with its financial institution. The facility provided for the purchase of various trade accounts receivable by the bank from the Company at 80.0% of the face value of the underlying invoice. The Company paid a discount fee of 1.5% for invoices settled between 1 and 30 days of invoice date, 3.0% for invoices settled between 31 and 60 days of invoice date and an additional 1.5% for each additional 30 days thereafter. All accounts receivable invoices were factored with full recourse to the Company and the Company bears all credit risk associated with the factored invoices. At December 31, 2000 and 1999, respectively, the Company was at risk for approximately $10,070 and $63,334 of factored invoices. The Company has not experienced any losses related to the factoring agreement. This Agreement was terminated in conjunction with the execution of the Settlement and Compromise Agreement on June 29, 2001.

Note K - Subsequent Events

On August 31, 2001, the Company and it's shareholders entered into a Stock Exchange Agreement with Greatescapes.com, Inc. (a publicly-owned Nevada corporation) whereby the Company's shareholders exchanged 100.0% of the issued and outstanding stock of the Company for 25,000,000 shares of restricted, unregistered post- reverse split common stock of Greatescapes.com, Inc. Greatescapes.com, Inc. amended it's Articles of Incorporation in Nevada to change its corporate name to American Ammunition, Inc. as a result of this transaction.

On September 27, 2001, the Company, it's original shareholders and Greatescapes.com, Inc. executed an Agreement to Void, Cancel and Terminate Stock Exchange Agreement Dated August 31, 2001. Under the terms of this document, the shareholders of the Company. returned and cancelled the 25,000,000 shares of Greatescapes,com, Inc. in exchange for the return of 100% of the issued and outstanding shares of the Company.

On September 29, 2001, the Company and it's shareholders entered into an Agreement for the Exchange of Common Stock with FBI Fresh Burgers International, Inc. (a publicly-owned California corporation) whereby the Company's shareholders exchanged 100.0% of the issued and outstanding stock of the Company for 21,000,000 shares of restricted, unregistered common stock of FBI Fresh Burgers International, Inc. FBI Fresh Burgers International, Inc. filed a Certificate of Amendment to Articles of Incorporation in California to change its corporate name to American Ammunition, Inc. as a result of this transaction.

The  acquisition  of the  Company by FBI Fresh  Burgers  International,  Inc. on
September 29, 2001, effected a change in control of FBI Fresh Burgers International, Inc. and was accounted for as a" reverse merger" whereby the Company is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to September 29, 2001, the historical financial statements of the Company will reflect the historical financial activity of the Company from its inception and the operations of FBI Fresh Burgers International, Inc. subsequent to the September 29, 2001 transaction date.

                          INDEX TO FINANCIAL STATEMENTS


Balance Sheets..............................................................F-31

Statements of Operations....................................................F-32

Statements of Stockholders' Equity..........................................F-33

Statements of Cash Flows....................................................F-34

Notes to Financial Statements...............................................F-35

                          INDEPENDENT AUDITORS' REPORT




     I have audited the accompanying balance sheets of FBI Fresh Burgers International (a development stage company) as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended December 31, 2000 and for the period February 1, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of company's management. My responsibility is to express an opinion on these financial statements based on my audits.

     I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FBI Fresh Burgers International,Inc.(a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, and for the period February 1, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.




/s/Roger G. Castro
Certified Public Accountant
Oxnard, California
January 31, 2001

                          FBI Fresh Burgers International
                           (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                December 31, 2000


Assets: ............................................      $    --
                                                          =======
Liabilities - Accounts Payable .....................      $    --
                                                          -------
Stockholders' Equity:
 Common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at December 31, 2000            1,950
     Deficit accumulated during development stage         (1,950)
                                                          -------
     Total Stockholders' Equity ....................           --
                                                          -------
     Total Liabilities and
       Stockholders' Equity ........................      $    --
                                                          =======











   The accompanying notes are an integral part of these financial statements.

                          FBI Fresh Burgers International
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATION





                                                                 Cumulative
                                              For the             Since
                                               year              Inception
                                               Ended              through
                                             December 31,        December 31,
                                               2000               2000
                                             ------------       ------------
Revenues: ............................      $       --          $      --


General and Administrative Expenses: ....        1,950              1,950

                                             ------------       ------------

     Net Loss ..............................$   (1,950)         $  (1,950)
                                             ------------       ------------

Loss per share .............................$       --          $     --
                                             ------------       ------------











   The accompanying notes are an integral part of these financial statements.

                         FBI Fresh Burgers International
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                         FOR THE YEAR DECEMBER 31, 2000


                                                             Deficit
                                                         Accumulated
                                                          During the
                                       Common Stock      Development
                                   Shares      Amount        Stage
Balance at inception                     -     $     -    $        -
Stocks issued for services       1,950,000       1,950

Net loss, 12/31/2000                                          1,950)
                                ----------       ------   ---------
Balance 6/30/2000                1,950,000       $1,950   $  (1,950)
                                ==========       ======   =========









   The accompanying notes are an integral part of these financial statements.

                         FBI Fresh Burgers International
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS



                                                                       Cumulative
                                                       For the          Since
                                                       year             Inception
                                                       Ended            through
                                                      December 31,       December 31,
                                                        2000               2000
                                                      -------------      --------

CASH FLOWS FROM OPERATING
ACTIVITIES:
Operating Activities
Net Loss ............................................   $(1,950)         $  (1,950)

    Stock issued for services                             1,950              1,950
                                                         -------           -------
  Net Cash Used provided by operating activities . ...       --                 --
--                                                       -------           -------
 Cash and Cash Equivalents
  at Beginning of Period ............................        --                 --
                                                         -------           -------
Cash and Cash Equivalents
  at End of Period ..................................   $    --          $     --
                                                         =======           =======




   The accompanying notes are an integral part of these financial statements.

                        FBI Fresh Burgers International
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2000

NOTE 1. DESCRIPTION OF THE BUSINESS

FBI Fresh Burgers International (the Company) was incorporated under the laws of the State of California on February 1, 2000, under the former name of "FirsTelevision. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California including, without limitation, to develop a national chain of fast food restaurants.

The Company has been in the development stage since its formation on February 1, 2000. Planned principal operations have only recently commenced since then, but the Company has not generated any significant revenue.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.  FBI uses the accrual method of accounting.

B. Revenues and expenses are recognized and recorded when food is provided.

C. THE COMPANY considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. THE COMPANY currently has no cash equivalents.

D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3. INCOME TAXES. THE COMPANY has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.

There is no provision for income taxes for the ten months ended December 31, 2000, due to the net operating loss. The Company's total deferred tax assets as of December 31, 2000 are as follows:

                    Net operating loss carryforward    $1,950
                    Valuation allowance                (1,950)
                                                       -------
                    Net deferred tax asset                  0

The net operating loss carry forward for federal tax purposes will expire in the year 2020.

THE COMPANY shares office space and telephone services of the secretary of the Company at o charge.

NOTE 5.  FISCAL YEAR END.

The Company's fiscal year end is December 31st.

NOTE 6.  RELATED PARTY TRANSACTIONS

The Company issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, and to non management consultants and employees in exchange for their services. The issuance of shares were recorded at their fair market value of par value. This is deemed appropriate, rather than recording the issuance of shares at the offering price, since The Company's shares have no current book value.

     No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this Prospectus, and the reader should not rely on any such information or representation as having been authorized by American Ammo or any Selling Shareholder. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

     Until the later of December 31, 2004 or ninety (90) days after all Notes have been converted or paid, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

TABLE OF CONTENTS                           Page No.
Prospectus Summary                                 1
The Company                                        3
The Company's Property                            11
Risk Factor                                       11
Use of Proceeds                                   20
Dividend Policy                                   21
Capitalization                                    21
Management's Discussion and Analysis
  or Plan of Operation                            22
Legal Proceedings                                 24
Management                                        24
Principal Shareholders                            30
Selling Shareholders                              32
Certain Relationships and Related
  Transactions                                    33
Plan of Distribution                              34
Market for Common Equity and
  Related Shareholder Matters                     34
Description of Securities                         35

                                                  Page No.
Certain Provisions of Florida Law
  and the Company's Articles of
  Incorporation and Bylaws                        38
Shares Eligible for Future Sale                   42
Changes and Disagreements with
  Accountants on accounting and
  financial disclosure                            43
Legal Matters                                     43
Experts                                           44
Where You Can Find More Information               44
Financials                                        47

                                   PROSPECTUS
                    10% Senior Convertible Promissory Notes
                     and 9,090,909 shares the Common Stock
                             issuable on Conversion

                            AMERICAN AMMUNITION, INC.

                   This Prospectus is dated November 30, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under California law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Further under California law, corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

     However, no indemnification shall be made for any of the following:

     (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

     (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

     (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     However, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set out in the statute by any of the following:

     (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

     Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of
Section 315 do not apply to advances made pursuant to this subdivision.

     The indemnification authorized by this section is not exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     No indemnification or advance shall be made under this section in any circumstance where it appears:

     (1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

     (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

     (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

     (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,

          (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and

          (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted by California law. The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

     "FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

     The specific provisions of the Bylaws of the Registrant with respect to the indemnification of directors and officers are as follows:

     "ARTICLE XI    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

     Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors; or (b) by the shareholders.

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without any further determination that he has met the applicable standard of conduct set forth above."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering are estimated as follows:*

SEC Registration Fee........................................   $ 1,848
Blue Sky fees and expenses..............................         5,000
Transfer Agent and Registrar fees.......................         1,000
Printing and engraving expenses.......................          10,000
Legal fees and expenses....................................     20,000
Accounting fees and expenses............................         1,500
Miscellaneous...............................................    10,000
                                                                --------
          Total.............................................   $49,348
                                                                ========
------------

o    All amounts other than the SEC registration fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

SECURITIES                 NAMES OF                  CONSIDERATION              EXEMPTION
SOLD                       INVESTORS                 RECEIVED                   FROM REGISTRATION
---------------            -----------------         ----------------------     ---------------------------
1,810,000 shares of        Three (3) individuals     $      1,810               Section 4(2) of the Act
Common Stock                        (1)

140,000 shares of          Two (2) individuals       $        140               Section 4(2) of the Act
Common Stock                        (2)

41,000 Shares of           One (1) individual        $        410               Section 4(2) of the Act
Common Stock               and one (1) company.
                                    (3)

21,000,000 Shares          Nineteen (19)             $  3,998,650               Section 4(2) of the Act
of  Common Stock           individuals pursuant                                 and Regulation D, Rule
                           to Share Exchange                                    506
                                    (4)

222,600 Shares of          Seven (7) individuals     $  1,113,000               Section 4(20 of the Act
$5.00 Series A                      (5)                                         and Regulation D, Rule
Convertible Preferred                                                           506

2,000 Shares of            One (1) individual        $     10,000               Section 4(2) of the Act
$5.00 Series A                      (6)
Convertible Preferred

1,510,720 Shares of        One (1) individual        $  7,553,600               Section 4(2) of the Act and
$5.00 Series A                      (7)                                         Regulation D, Rule 506
Convertible Preferred

10% Senior                 One (1) company           $    135,000               Section 4(2) of the Act and
Convertible                         (8)                                         Regulation D, Rule 506
Promissory Note
for $135,000

Option to Purchase         One (1) company           $     15,000               Section 4(2) of the Act and
10% Senior                          (8)                                         Regulation D, Rule 506
Convertible Promissory
Notes for up to $$3,354,000
-----------------------------

(1) On February 1, 2000, a total of 805,000 shares of Common Stock were issued to Artem Gotov in exchange for services valued at $805 and as founders shares, 805,000 shares of Common Stock were issued to Agata Gotov, the sister of Artem Gotov in exchange for services valued at $805 and as founder shares, and 200,000 shares of Common Stock were issued to Kenneth
     G. Eade in exchange for legal services valued at $200. Each of Mr. Gotov, Ms. Gotov and Mr. Eade, as the husband of Ms. Gotov, may be deemed a promoter of the Company. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Mr. Gotov and Ms. Gotov were both Officers and Directors of the Company, while Mr. Eade is a sophisticated and accredited investor.

(2) In June 2001, a total of 70,000 shares of Common Stock were issued to Jeffrey Volpe in exchange for clerical services rendered valued at $70 and 70,000 shares of Common Stock were issued to Richard Tearle in exchange for Internet web services valued at $70.. The Company claimed an exemption under the Securities Act of 1933, pursuant to Section 4(2) of the Act. Both Mr. Volpe and Mr. Tearle had access to all corporate information and both were sophisticated investors. . (3) In July 2001, a total of 41,000 shares of Common Stock were issued to George White and Mergercom, Inc. in exchange for services rendered to the Company in the calendar year 2000. The shares were valued at par totaling $410.00. The Company claimed an exemption under
     Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(4) In September 2001 the Company issued 21,000,000 shares of its Common Stock to nineteen (19) shareholders of F.&F. Equipment, Inc. d/b/a American Ammunition, ("AA") pursuant to a Share Exchange Agreement. The shares were valued at $3,998,650. The transaction resulted in AA becoming a wholly owned subsidiary of the Company in a transaction that was treated as a reverse merger for accounting purposes. Of such shares, the current officers and directors of the Company were issued a total of 15,750,000 shares and 1,050,000 were issued to Donald F. Mintmire, sole owner of the firm of Mintmire & Associates. For such offering the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(5) In September and October 2001 the Company issued 222,600 shares of $5.00 Series A Convertible Preferred Stock valued at $1,113,000 through an ongoing private placement. For such offering, the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder. All such sales were to accredited investors. Of such shares, the Robert I. Escobio Family Trust acquired 2,000 shares. Mr. Escobio is a Director of the Company.

(6) In September 2001, a creditor, Key Packaging Company, agreed to converted $10,000 of debt due from the Company into 2,000 shares of $5.00 Series A Convertible Preferred stock. For such offering the Company relied on
     Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(7) In September 2001, a principal shareholder, Andres Fernandez, converted $7,553,600 of unsecured debt due to him by the Company into 1,510,720 shares of $5.00 Series A Convertible Preferred Stock. Mr. Fernandez is an
     Officer and Director of the Company and is an accredited investor. The Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

(8) On November 5, 2001, the Company entered into an agreement with the Placement Agreements in connection with the offering of the Notes. In conjunction with such agreement, the Company received a payment in the amount of $15,000.00 from Argo for the Option, which provided Argo with the right to purchase up to $3,500,000.00 of the Notes to be offered by the Company and simultaneously, Argo purchased $135,000.00 of such Notes. For such transaction the Company relied on Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------------   --------------------
2.1      [2]    Share Exchange Agreement between FBI Fresh Burgers International and
                F&F Equipment, Inc. dated September 29, 2001.

3(i).1   [1]    Articles of Incorporation (formerly Exhibit 3.1).

3(i).2   [1]    Amendment to Articles of Incorporation (formerly Exhibit 3.2).

3(i).3   [2]    Amendment to Articles of Incorporation.

3(ii).1  [1]    Bylaws (formerly Exhibit 3.4).

3(ii).2  [3]    Amended Bylaws

4.1      [1]    Form of Common Stock Certificate.

4.2      *      Form of 10% Senior Convertible Promissory Notes

5.1      [1]    Opinion of Kenneth G. Eade (including consent).

5.2      *      Opinion of Kenneth G. Eade (including consent)

5.3      *      Opinion of Mintmire & Associates (including consent)

6.1      [1]    Specimen of Stock Certificate.

10.1     *      Placement Agents Agreement dated November 6, 2001.

23.1     [1]    Consent of Roger G.  Castro, Independent Certified Public Accountant

23.2     [1]    Consent of Kenneth G. Eade (filed as part of Exhibit 5.1).

23.3     *      Consent of Roger G.  Castro, Independent Certified Public Accountant

23.4     *      Consent of S.  W.  Hatfield, CPA, Independent Certified Public Accountants

23.5     *      Consent of Kenneth G. Eade (filed as part of Exhibit 5.2).

23.6     *      Consent of Mintmire & Associates (filed as part of Exhibit 5.3).
----------------

[1] Previously filed with the Company's Registration Statement on Form SB-2 on September 20, 2000 (Registration Number 333-46160).

[2] Previously filed with the Company's Current Report on Form 8-K on October 4, 2001.

[3] Previously filed with the Company's Form 10-QSB for the Quarter ended September 30, 2001.

*    Filed herein.


ITEM 28. UNDERTAKINGS

     Undertaking pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii)Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

B.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on the 30th day of November, 2001.

                                  AMERICAN AMMUNITION, INC.

                                  /s/ Stephen H. Durland
                                  -------------------------------
                                  Chief Financial Officer
                                  (Principal Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                 TITLE                                    DATE
-----------------                       --------------                          --------------
/s/ J.  A,.  Fernandez, Sr.             Chairman of the Board                   November 30, 2001
---------------------------
J.A. Fernandez, Sr.                     and Director of Sales

/s/ Andres F.  Fernandez                President and Chief                     November 30, 2001
------------------------
Andres F. Fernandez                     Executive Officer

/s/ Emilio D.  Jara                     Vice-President of Operations,           November 30, 2001
----------------------------
Emilio D. Jara                          Secretary and Director

/s/ Amelia Fernandez                    Vice President and Director             November 30, 2001
-------------------------
Amelia Fernandez

/s/ Stephen H.  Durland                 Chief Financial Officer and             November 30, 2001
------------------------
Stephen H. Durland                      Director

/s/ Maria A.  Fernandez                 Director                                November 30, 2001
-----------------------
Maria A. Fernandez

/s/ Len Hale                            Director                                November 30, 2001
-------------------------------
Len Hale

/s/ Robert Escobio                      Director                                November 30, 2001
---------------------------
Robert Escobio